                         FREMONT HOME LOAN TRUST 2006-B
                                 Issuing Entity

                        [FREMONT INVESTMENT & LOAN LOGO]

                  MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B
                              (POOL I CERTIFICATES)

                           $170,455,000 (APPROXIMATE)

                     FREMONT MORTGAGE SECURITIES CORPORATION
                                    Depositor

                            FREMONT INVESTMENT & LOAN
                         Originator, Seller and Servicer

                             WELLS FARGO BANK, N.A.
                     Master Servicer and Trust Administrator

                          [UBS INVESTMENT & LOAN LOGO]

                                  July 24, 2006

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY DISCLAIMER APPEARING AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED STATING EITHER OF THE FOLLOWING (OR ANY DERIVATIVE THEREOF):

(1) THAT THESE MATERIALS CONTAIN CONFIDENTIAL INFORMATION; OR

(2) THAT THE SENDER DOES NOT ACCEPT LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF THESE MATERIALS; OR

(3) THAT THESE MATERIALS DO NOT CONSTITUTE A SOLICITATION OR AN OFFER TO BUY OR SELL SECURITIES

IN EACH CASE, IS NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA E-MAIL OR ANOTHER SYSTEM SUCH AS BLOOMBERG.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                             COMPUTATIONAL MATERIALS

      The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

PRELIMINARY TERM SHEET                              DATE PREPARED: JULY 24, 2006

                         FREMONT HOME LOAN TRUST 2006-B
                  MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B
                           $170,455,000 (APPROXIMATE)

             PRINCIPAL       WAL     PAYMENT WINDOW        CERTIFICATE         SCHEDULED FINAL        EXPECTED RATINGS
CLASS(1,3)   AMOUNT ($)  CALL/MAT(2)  CALL/MAT(2)             TYPE            DISTRIBUTION DATE   (S&P/MOODY'S/FITCH/DBRS)
----------- ------------ ----------- -------------- ------------------------- -----------------  --------------------------
1-A          170,455,000 2.59 / 2.77 1 - 80 / 1-178   Floating Rate Seniors      August 2036          AAA/Aaa/AAA/AAA
                                                        Not Offered Hereby
2-A-1        219,179,000                            Floating Rate Seq Seniors    August 2036          AAA/Aaa/AAA/AAA
2-A-2        150,965,000                            Floating Rate Seq Seniors    August 2036          AAA/Aaa/AAA/AAA
2-A-3        186,355,000                            Floating Rate Seq Seniors    August 2036          AAA/Aaa/AAA/ AAA
2-A-4         68,610,000                            Floating Rate Seq Seniors    August 2036          AAA/Aaa/AAA/ AAA
M-1           45,664,000                            Floating Rate Subordinate    August 2036       AA+/Aa1/AA+/ AA (high)
M-2           31,965,000                            Floating Rate Subordinate    August 2036           AA/Aa2/AA/ AA
M-3           18,773,000                            Floating Rate Subordinate    August 2036       AA-/Aa3/AA-/ AA (low)
M-4           17,251,000                            Floating Rate Subordinate    August 2036         A+/A1/A+/ A (high)
M-5           16,236,000                            Floating Rate Subordinate    August 2036             A/A2/A/ A
M-6           15,221,000                            Floating Rate Subordinate    August 2036         A-/A3/A-/ A (low)
M-7           14,714,000                            Floating Rate Subordinate    August 2036     BBB+/Baa1/BBB+/ BBB (high)
M-8           12,684,000                            Floating Rate Subordinate    August 2036     BBB/Baa2/BBB+/ BBB (high)
M-9            9,640,000                            Floating Rate Subordinate    August 2036         BBB/Baa3/BBB/ BBB
M-10           6,596,000                            Floating Rate Subordinate    August 2036      BBB-/Ba1/BBB-/ BBB (low)
M-11          10,148,000                            Floating Rate Subordinate    August 2036       BB+/Ba2/BB+/ BBB (low)
            ------------
TOTAL       $994,456,000
            ============

(1) The Class 1-A Certificates are backed primarily by the cash flow from a pool of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans. The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are backed primarily by the cash flow from a pool first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans. The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 5% variance.

(2) The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See "Pricing Prepayment Speed" herein.

(3) The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Issuing Entity:           Fremont Home Loan Trust 2006-B

Depositor:                Fremont Mortgage Securities Corporation

Servicer, Originator
Sponsor & Seller:         Fremont Investment & Loan ("FREMONT")

Lead Manager:             UBS Securities LLC ("UBS INVESTMENT BANK")

Co-Managers:              Barclays Capital Inc., Deutsche Bank Securities, Inc.,
                          Greenwich Capital Markets, Inc., Lehman Brothers, Inc.
                          and Keefe Bruyette and Woods.

Master Servicer &
Trust Administrator:      Wells Fargo Bank, N.A.

Trustee:                  HSBC Bank USA, National Association.

Pool I Certificates:      The Class 1-A Certificates (the "GROUP 1 CERTIFICATES"
                          or the "CLASS 1-A CERTIFICATES"), the Class 2-A-1,
                          Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
                          (collectively, the "GROUP 2 CERTIFICATES" or "CLASS
                          2-A CERTIFICATES", together with the Group 1
                          Certificates, the "SENIOR CERTIFICATES" or "CLASS A
                          CERTIFICATES"), the Class M-1, Class M-2, Class M-3,
                          Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                          Class M-9, Class M-10 and Class M-11 Certificates
                          (collectively, the "CLASS M CERTIFICATES" or the
                          "SUBORDINATE CERTIFICATES"), the Class C, Class P,
                          Class R and Class RX Certificates.

Offered Certificates:     The Group 1 Certificates. are referred to herein as
                          the "OFFERED CERTIFICATES."

Non-Offered Certificates: The Group 2 and Class M Certificates and the Class C,
                          Class P, Class R and Class RX Certificates.

Pool II Certificates:     The Issuing Entity will also issue a separate series
                          of certificates backed by a separate pool of second lien mortgage loans (the "SL CERTIFICATES"). None of the SL Certificates are Pool I Certificates and the cashflow from Pool II will not be available for distribution on the Pool I Certificates. Similarly, cashflow from Pool I will not be available for distribution on the Pool II Certificates.

Federal Tax Status:       The Offered Certificates will represent, in part,
                          ownership of REMIC regular interests for federal tax purposes.

Registration:             The Offered Certificates will be available in
                          book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:             The close of business on August 1, 2006.

Expected Pricing Date:    On or about July 26, 2006.

Expected Closing Date:    On or about August 3, 2006.

Distribution Date:        The 25th day of each month (or if not a business day,
                          the next succeeding business day) commencing on September 25, 2006.

Accrued Interest:         The price to be paid by investors for the Offered
                          Certificates will not include accrued interest
                          (settling flat).

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Interest Accrual Period:  The Interest Accrual Period for each Distribution Date with respect to the certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
                          Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:        The Offered Certificates are not expected to be ERISA
                          eligible.

SMMEA Eligibility:        None of the Offered Certificates are expected to
                          constitute "mortgage related securities" for purposes of SMMEA.

Optional Termination:     The terms of the transaction allow for an optional
                          call of the Mortgage Loans by the Servicer and the retirement of the Offered Certificates (the "CLEAN-UP
                          CALL"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed: The Offered Certificates will be priced based on the following collateral prepayment assumptions:

                          FRM Loans: 100% (PPC: 4.6% - 23.0% CPR over 12 months, 23.0% CPR thereafter)

                          ARM Loans: 100% (PPC: 4.0% - 35.0% CPR over 24 months, 35.0% CPR thereafter)

Mortgage Loans:           As of the Cut-Off Date, the aggregate principal
                          balance of the mortgage loans described herein was approximately $1,014,751,723 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming balance mortgage loans (the "MORTGAGE
                          LOANS"), of which approximately 9.31% require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                          The Mortgage Loans will be divided into the Group 1 Mortgage Loans and Group 2 Mortgage Loans.

                          As of the Cut-Off Date, the "GROUP 1 MORTGAGE LOANS" consisted of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans with an aggregate principal balance of approximately $217,417,719. Approximately 18.80% of the Group 1 Mortgage Loans have fixed rates and approximately 81.20% of the Group 1 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 7.36% of the Group 1 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                          As of the Cut-Off Date, the "GROUP 2 MORTGAGE LOANS" consisted primarily of first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans with an aggregate principal balance of approximately $797,334,005. Approximately 19.15% of the Group 2 Mortgage Loans have fixed rates and approximately 80.85% of the Group 2 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 9.84% of the Group 2 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                          On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          SOLELY FOR DETERMINING THE PRINCIPAL BALANCES OF THE OFFERED CERTIFICATES IN ORDER TO MINIMIZE THE VARIANCE OF THE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES AS OF THE CLOSING DATE, IT IS ESTIMATED BUT NOT GUARANTEED THAT THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS WILL BE APPROXIMATELY $1,014,751,723 AS OF THE CUT-OFF DATE. IT IS NOT EXPECTED THAT THE INITIAL PRINCIPAL BALANCE (OR NOTIONAL BALANCE) OF ANY CLASS OF OFFERED CERTIFICATES (AS SHOWN ON THE SECOND
                          PAGE) WILL INCREASE OR DECREASE BY MORE THAN 5% BY THE CLOSING DATE.

Interest Coverage
Account: On the Closing Date, the Depositor may pay to the Trustee for deposit in an Interest Coverage Account relating to each loan group, an amount to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust during the initial Interest Accrual Period.

Pass-Through Rate:        The "PASS-THROUGH RATE" for the Senior and Subordinate
                          Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC
                          Rate.

Formula Rate:             The "FORMULA RATE" for the Senior and Subordinate
                          Certificates will be equal to the lesser of (i) the Base Rate for such class and (ii) the related Maximum
                          Cap.

Base Rate:                The "BASE RATE" for the Senior and Subordinate
                          Certificates is One Month LIBOR plus the related margin.

Net WAC Rate:             Class A Certificates: The per annum rate (subject to
                          adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, (A) the numerator of which is equal to (i) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month (after giving effect to principal prepayments) plus any amount withdrawn from the Interest Coverage Account, minus (ii) the sum of the master servicing fee, the trust administration fee and the servicing fee payable with respect to the related Mortgage Loans for such Distribution Date and
                          (iii) the Group 1 Allocation Percentage or Group 2
                          Allocation Percentage of any Net Swap Payment or Swap
                          Termination Payment (only if such Swap Termination
                          Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (B) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period, after giving effect to principal prepayments received during the related Prepayment Period.

                          Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate Cap for the Class 1-A Certificates and (ii) the Net WAC Rate Cap for the Class 2-A Certificates.

Group 1 Allocation
Percentage:               The aggregate principal balance of the Group 1
                          Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Group 2 Allocation
Percentage:               The aggregate principal balance of the Group 2
                          Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

Maximum Cap:              Class A Certificates: The per annum rate (subject to
                          adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (i) the sum of (x) the weighted average of the Expense
                          Adjusted Net Maximum Mortgage Rates of the Mortgage
                          Loans in the related loan group and (y) the Net Swap
                          Payment made by the Swap Provider, if any, multiplied by the Group 1 Allocation Percentage or Group 2
                          Allocation Percentage, as applicable, divided by (ii) the aggregate principal balance of the Mortgage Loans.

                          Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Class 1-A Certificates and (ii) the Maximum Cap Rate for the Class 2-A Certificates.

                          A Maximum Cap will not be in effect for the first Distribution Period.

Adjusted Net Mortgage
Rate: The "ADJUSTED NET MORTGAGE RATE" for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Adjusted Net Maximum
Mortgage Rate:            The "ADJUSTED NET MAXIMUM MORTGAGE RATE" for any
                          Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Net WAC Rate
Carryover Amount:         For any Distribution Date the "NET WAC RATE CARRYOVER
                          AMOUNT" for any class of Offered Certificates is equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest accrued on such class based on the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior
                          Distribution Date together with accrued interest on such unpaid portion at the related Formula Rate. Any
                          Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Swap Agreement:           On the Closing Date, the Trustee will enter into a
                          Swap Agreement with a notional amount equal to, on each Distribution Date, the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the certificates. Under the Swap Agreement, the Trust will be obligated to pay a monthly rate of 5.69% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap
                          Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount
                          (calculated on an actual/360 basis) as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment"). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each Distribution Date.

                          Generally, the Net Swap Payment will be deposited into a swap account (the "Swap Account") by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                          Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

                          In the event that the Trust receives a Swap
                          Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Credit Enhancement:       Consists of the following:
                             1) Net Monthly Excess Cashflow;
                             2) Swap Agreement;
                             3) Overcollateralization Amount; and
                             4) Subordination.

Net Monthly Excess
Cashflow:                 The "NET MONTHLY EXCESS CASHFLOW" for any Distribution
                          Date will be equal to the available funds remaining after priorities 1) and 2) under "Priority of Distributions."

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Overcollateralization
Amount: The "OVERCOLLATERALIZATION AMOUNT" is equal to the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates, Subordinate Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Net Monthly Excess Cashflow and Net Swap Payments will be directed to build the Overcollateralization Amount by paying down the Senior Certificates and Subordinate Certificates as set forth under "Priority of Payments" until the Required Overcollateralization Amount is reached.

Required
Overcollateralization
Target:                   On any Distribution Date, the "REQUIRED
                          OVERCOLLATERALIZATION TARGET" is equal to:

                          (i) prior to the Stepdown Date, 2.00%of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and

                          (ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of :

                                (a) 4.00% of the current principal balance of
                                    the Mortgage Loans

                                (b) 0.50% of the principal balance of the
                                    Mortgage Loans on the Cut-off Date
                                    (the "OC FLOOR"), and

                          (iii) during the occurrence and continuation of a
                                Trigger Event, the Required
                                Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:            The earlier to occur of

                          (i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and

                          (ii)  the later to occur of

                                (a) the Distribution Date occurring in September
                                    2009, and

                                (b) the first Distribution Date on which the
                                    Credit Enhancement Percentage with respect to the Senior Certificates is at least 43.20%.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Credit Enhancement
Percentage:               The "CREDIT ENHANCEMENT PERCENTAGE" for a Distribution
                          Date and any Certificate is equal to (i) the sum of
                          (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

                                                             TARGET CE%
CLASS         RATINGS (S/M/F/D)      INITIAL CE %      (AFTER STEPDOWN DATE)
------       -------------------     ------------      ---------------------
Senior         AAA/Aaa/AAA/AAA              21.60%                     43.20%
M-1            AA+/Aa1/AA+/AA+              17.10%                     34.20%
M-2              AA/Aa2/AA/AA               13.95%                     27.90%
M-3            AA-/Aa3/AA-/AA-              12.10%                     24.20%
M-4              A+/A1/A+/A+                10.40%                     20.80%
M-5                A/A2/A/A                  8.80%                     17.60%
M-6              A-/A3/A-/A-                 7.30%                     14.60%
M-7          BBB+/Baa1/BBB+/BBB+             5.85%                     11.70%
M-8           BBB/Baa2/BBB+/BBB+             4.60%                      9.20%
M-9            BBB/Baa3/BBB/BBB              3.65%                      7.30%
M-10          BBB-/Ba1/BBB-/BBB-             3.00%                      6.00%
M-11           BB+/Ba2/BB+/BBB-              2.00%                      4.00%

Trigger Event:            A "TRIGGER EVENT" is in effect on any Distribution
                          Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 38.04% of the Senior Credit Enhancement Percentage of the Senior
                          Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

DISTRIBUTION DATE                                     PERCENTAGE
----------------------------      ------------------------------------------------------
September 2008 - August 2009      1.40% for the first month plus an additional 1/12th of
                                  1.75% for each month thereafter

September 2009 - August 2010      3.15% for the first month plus an additional 1/12th of
                                  1.75% for each month thereafter

September 2010 - August 2011      4.90% for the first month plus an additional 1/12th of
                                  1.45% for each month thereafter

September 2011 - August 2012      6.35% for the first month plus an additional 1/12th of
                                  0.75% for each month thereafter

September 2012 and thereafter     7.10%

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Realized Losses:          If a Mortgage Loan becomes a liquidated loan, the net
                          liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a "REALIZED LOSS."
                          Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Net Monthly Excess Cashflow, second, by the Net Swap Payments received under the Swap Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11
                          Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7
                          Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3
                          Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates. Realized
                          Losses will not be allocated to any of the Class A
                          Certificates.

                          Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Net Monthly Excess Cashflow, sequentially, as described below.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Priority of
Distributions:            Available funds from the Mortgage Loans will be
                          distributed as follows:

                          1) Interest funds, as follows: first, to pay master
                             servicing fees, trust administration fees and servicing fees, second, any Net Swap Payment to the Swap Provider (other than a Swap Termination Payment), third, from interest related to the Group 1 Mortgage Loans, monthly interest plus any previously unpaid interest to the Class 1-A Certificates, and from interest related to the Group 2 Mortgage Loans, monthly interest plus any previously unpaid interest to the Class 2-A Certificates on a pro rata basis based on the entitlement of each such class, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates and fourteenth, monthly interest to the Class M-11 Certificates.

                          2) Principal funds, as follows: in each case as
                             described under "Principal Paydown", first monthly principal to the Senior Certificates, second monthly principal to the Class M-1 Certificates, third monthly principal to the Class M-2 Certificates, fourth monthly principal to the Class M-3 Certificates, fifth monthly principal to the Class M-4 Certificates, sixth monthly principal to the Class M-5 Certificates, seventh monthly principal to the Class M-6 Certificates, eighth monthly principal to the Class M-7 Certificates, ninth monthly principal to the M-8 Certificates, tenth monthly principal to the Class M-9 Certificates, eleventh monthly principal to the Class M-10 Certificates and twelfth monthly principal to the Class M-11 Certificates.

                          3) Net Monthly Excess Cashflow as follows: first, as
                             principal to the certificates to build the Overcollateralization Amount in the order of priority described under "Principal Paydown" below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M- 11 Certificates, then any unpaid applied Realized Loss amount to the Class M-11 Certificates.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          4) To the extent available, any remaining Net Monthly
                             Excess Cashflow to pay any Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, based on the entitlement of each such class, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates.

                          5) Any remaining Net Monthly Excess Cashflow to the
                             holders of certain non-offered classes of certificates as described in the Pooling Agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Trigger Event pursuant to the Swap Agreement).

Principal Paydown:           Principal allocated to the Group 1 Certificates
                             will be distributed to the Class 1-A Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group 2 Certificates will be distributed sequentially to the Class 2-A-1, Class 2-A-2, Class
                             2-A-3 and Class 2-A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group 2 Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid down to zero.

                          1) Prior to the Stepdown Date or if a Trigger Event is
                             in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-9 Certificates, tenth, to the Class M-10 Certificates and eleventh, to the Class M-11 Certificates.

                          2) On or after the Stepdown Date and if a Trigger
                             Event is not in effect, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first, to the Senior Certificates, such that the Senior Certificates will have at least 43.20% credit enhancement, second, to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 34.20% credit enhancement, third, to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 27.90% credit enhancement, fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 24.20% credit enhancement, fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.80% credit enhancement, sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.60% credit enhancement, seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have at 14.60% credit enhancement, eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.70% credit enhancement, ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.20% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.30% credit enhancement, eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.00% credit enhancement and twelfth, to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.00% credit enhancement.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

Swap Account:             Funds deposited into the Swap Account on a
                          Distribution Date will include:

                             (i) the net swap payments owed to the Swap Provider
                                 for such Distribution Date,

                             (ii) any net swap payments received from the Swap
                                 Provider for such Distribution Date,

                          On each Distribution Date, after taking into account any payments made from Net Monthly Excess Cashflows, payments from the Swap Account shall be distributed as follows:

                             (i) to the Swap Provider, any Net Swap Payment owed
                                 to the Swap Provider pursuant to the Swap
                                 Agreement for such Distribution Date;

                             (ii) to the Swap Provider, any Swap Termination
                                 Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

                             (iii) to the Senior Certificates, any unpaid
                                 interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

                             (iv) to the Subordinate Certificates, sequentially,
                                 any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

                             (v) to the Senior Certificates and the Subordinate
                                 Certificates, any principal in accordance with the principal payment provisions described above under "Principal Paydown" in an amount necessary to maintain the applicable Overcollateralization Target Amount;

                             (vi) to the Subordinate Certificates, sequentially,
                                 any remaining Allocated Realized Loss Amounts;

                             (vii) an amount equal to any unpaid remaining Net
                                 WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M- 9, Class M-10 and Class M-11 Certificates.

                          With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v) and (vi) above shall not exceed cumulative Realized Losses incurred.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                             SWAP AGREEMENT SCHEDULE

      On each Distribution Date, the effective notional amount of the Swap Agreement will be equal to the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Senior and Subordinate Certificates.

           SCHEDULED                                  SCHEDULED
          MAXIMUM SWAP                               MAXIMUM SWAP
        NOTIONAL AMOUNT                            NOTIONAL AMOUNT   SWAP STRIKE
PERIOD        ($)         SWAP STRIKE (%)  PERIOD        ($)             (%)
------  ---------------   ---------------  ------  ---------------   -----------
   1       3,977,824.00         5.69         37       378,500.91         5.69
   2       3,952,662.99         5.69         38       370,029.27         5.69
   3       3,922,560.49         5.69         39       361,745.68         5.69
   4       3,887,551.53         5.69         40       353,645.95         5.69
   5       3,847,689.42         5.69         41       345,726.03         5.69
   6       3,803,045.87         5.69         42       337,981.92         5.69
   7       3,753,711.03         5.69         43       330,409.74         5.69
   8       3,699,793.42         5.69         44       323,005.68         5.69
   9       3,641,419.70         5.69         45       315,766.01         5.69
  10       3,578,734.39         5.69         46       308,687.10         5.69
  11       3,511,904.80         5.69         47       301,765.38         5.69
  12       3,441,807.84         5.69         48       294,997.39         5.69
  13       3,369,091.47         5.69         49       288,379.70         5.69
  14       3,293,904.35         5.69         50       281,909.00         5.69
  15       3,216,406.03         5.69         51       275,582.04         5.69
  16       3,136,766.19         5.69         52       269,395.62         5.69
  17       3,055,163.89         5.69         53       263,346.65         5.69
  18       2,971,786.74         5.69         54       257,432.08         5.69
  19       2,886,829.99         5.69         55       251,648.93         5.69
  20       2,800,495.54         5.69         56       245,994.29         5.69
  21       2,711,546.06         5.69         57       240,418.47         5.69
  22       2,611,645.13         5.69         58       234,535.14         5.69
  23         615,015.21         5.69         59       229,268.02         5.69
  24         526,394.95         5.69         60       223,221.17         5.69
  25         514,388.38         5.69         61       218,217.24         5.69
  26         502,657.21         5.69         62       213,323.91         5.69
  27         491,195.01         5.69         63       208,538.76         5.69
  28         479,995.50         5.69         64       203,859.42         5.69
  29         469,052.58         5.69         65       199,283.57         5.69
  30         458,360.26         5.69         66       194,808.94         5.69
  31         447,912.71         5.69         67       190,433.31         5.69
  32         435,549.48         5.69         68       186,154.51         5.69
  33         425,652.20         5.69         69       181,970.41         5.69
  34         414,247.08         5.69         70       177,878.95         5.69
  35         402,758.68         5.69         71       173,878.09         5.69
  36         387,164.84         5.69         72       169,965.83         5.69

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          WEIGHTED AVERAGE LIFE TABLES

CLASS 1-A TO CALL

                    70%PPC   85%PPC  100%PPC  120%PPC  140%PPC
                    ------   ------  -------  -------  -------
WAL(yr)               3.56     3.00     2.59     2.15     1.77
MDUR(yr)              3.04     2.63     2.31     1.95     1.64
FirstPrinPay             1        1        1        1        1
LastPrinPay            115       94       80       66       55

CLASS 1-A TO MATURITY

                    70%PPC   85%PPC  100%PPC  120%PPC  140%PPC
                    ------   ------  -------  -------  -------
WAL(yr)               3.82     3.22     2.77     2.29     1.88
MDUR(yr)              3.16     2.75     2.41     2.05     1.72
FirstPrinPay             1        1        1        1        1
LastPrinPay            253      211      178      146      123

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

              AVAILABLE FUNDS SCHEDULE FOR THE GROUP 1 CERTIFICATES

               GROUP 1       GROUP 1                    GROUP 1       GROUP 1
             NET WAC(1,3)    AFC(2,3)                 NET WAC(1,3)    AFC (2,3)
PERIOD           (%)           (%)      PERIOD            (%)            (%)
------       ------------    --------   ------        ------------    ---------
 1               N/A            N/A       41             10.14          15.74
 2              7.80          22.11       42             10.13          15.77
 3              7.72          22.03       43             11.07          16.96
 4              7.80          22.10       44             10.12          15.82
 5              7.72          22.02       45             10.40          16.20
 6              7.72          22.02       46             10.10          15.86
 7              7.98          22.27       47             10.39          16.25
 8              7.72          22.01       48             10.09          15.92
 9              7.80          22.08       49             10.08          15.94
10              7.72          22.00       50             10.36          16.32
11              7.80          22.07       51             10.07          15.99
12              7.72          21.98       52             10.35          16.37
13              7.72          21.98       53             10.05          16.04
14              7.80          22.05       54             10.05          16.06
15              7.72          21.96       55             10.96          17.22
16              7.80          22.03       56             10.03          16.11
17              7.72          21.94       57             10.31          16.49
18              7.72          21.93       58             10.02          16.15
19              7.89          22.09       59             10.29          16.53
20              7.72          21.91       60             10.00          16.19
21              7.81          21.97       61             10.00          16.21
22              7.77          21.87       62             10.27          16.59
23             10.00          13.43       63              9.98          16.27
24              9.92          12.96       64             10.25          16.63
25              9.91          12.98       65              9.97          16.32
26             10.20          13.30       66              9.96          16.34
27              9.90          13.04       67             10.52          17.08
28             10.20          13.38       68              9.94          16.40
29             10.16          14.13       69             10.21          16.76
30             10.19          14.25       70              9.93          16.45
31             11.14          15.33       71             10.19          16.81
32             10.18          14.29       72              9.91          16.50
33             10.47          14.64       73              9.94          11.83
34             10.16          14.35       74             10.26          12.21
35             10.46          15.72       75              9.92          11.80
36             10.17          15.44       76             10.24          12.17
37             10.16          15.46       77              9.91          11.77
38             10.45          15.84       78              9.90          11.75
39             10.15          15.50       79             10.95          12.99
40             10.44          15.89       80              9.88          11.72

(1) Assumes 1 month LIBOR remains at 5.40% and 6 month LIBOR remains at 5.55% and the cashflows are run to the Optional Termination at the pricing speed.

(2) Assumes 1 month LIBOR and 6 month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

(3)   Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                                  EXCESS SPREAD

                                EXCESS      EXCESS                                                       EXCESS
                                SPREAD      SPREAD                                         EXCESS        SPREAD
                                UNDER       UNDER                 FWD 1-                SPREAD UNDER     UNDER
          FWD 1-     FWD 6-     STATIC     FORWARD                MONTH       FWD 6-       STATIC       FORWARD
          MONTH      MONTH      LIBOR       LIBOR                 LIBOR       MONTH        LIBOR         LIBOR
PERIOD  LIBOR (%)  LIBOR (%)  (%)(2,3,4)  (%)(1,2,4)    Period     (%)      LIBOR (%)    (%)(2,3,4)    (%)(1,2,4)
------  ---------  ---------  ----------  ----------    ------   -------    ---------   ------------   ----------
 1       5.40000    5.55000       N/A         N/A         41     5.47145     5.55427        4.66          4.61
 2       5.48742    5.56117      2.25        2.25         42     5.47624     5.56239        4.66          4.61
 3       5.50029    5.55534      2.24        2.24         43     5.48701     5.57343        5.08          5.03
 4       5.50687    5.54418      2.25        2.25         44     5.49087     5.58130        4.65          4.59
 5       5.51758    5.52430      2.24        2.24         45     5.50013     5.59134        4.78          4.72
 6       5.51501    5.49735      2.24        2.24         46     5.51595     5.60139        4.63          4.55
 7       5.45962    5.47093      2.27        2.27         47     5.52130     5.61096        4.77          4.72
 8       5.45395    5.44690      2.24        2.24         48     5.53063     5.62100        4.62          4.57
 9       5.44017    5.42075      2.25        2.25         49     5.54052     5.63026        4.61          4.55
10       5.38323    5.39405      2.24        2.24         50     5.54670     5.63801        4.74          4.68
11       5.36874    5.37817      2.24        2.24         51     5.55869     5.64641        4.59          4.53
12       5.34562    5.36019      2.23        2.23         52     5.57681     5.65514        4.72          4.65
13       5.31564    5.34701      2.23        2.23         53     5.58128     5.66004        4.58          4.53
14       5.29809    5.34228      2.24        2.24         54     5.58486     5.66629        4.57          4.52
15       5.28482    5.33805      2.23        2.23         55     5.58967     5.66951        4.97          4.93
16       5.28781    5.33623      2.24        2.24         56     5.59556     5.64569        4.55          4.50
17       5.27329    5.33718      2.23        2.23         57     5.60394     5.62236        4.68          4.62
18       5.26585    5.34008      2.22        2.22         58     5.61068     5.59490        4.54          4.47
19       5.28556    5.34530      2.24        2.24         59     5.61692     5.57049        4.66          4.54
20       5.27440    5.35168      2.22        2.22         60     5.59657     5.54311        4.52          4.40
21       5.27501    5.35892      2.23        2.23         61     5.45194     5.51661        4.51          4.49
22       5.29698    5.36646      2.23        2.23         62     5.45293     5.51762        4.64          4.62
23       5.28992    5.37535      4.42        4.50         63     5.45397     5.51782        4.50          4.47
24       5.29448    5.38471      4.45        4.53         64     5.45504     5.51891        4.62          4.60
25       5.31976    5.39282      4.44        4.50         65     5.45559     5.51904        4.48          4.42
26       5.31536    5.40268      4.58        4.65         66     5.45455     5.51971        4.47          4.41
27       5.32228    5.41177      4.43        4.49         67     5.45594     5.52113        4.73          4.67
28       5.34706    5.42251      4.57        4.61         68     5.45611     5.52130        4.45          4.39
29       5.34564    5.43076      4.71        4.66         69     5.45712     5.52277        4.58          4.52
30       5.34978    5.43958      4.72        4.67         70     5.45731     5.52296        4.44          4.38
31       5.37162    5.45043      5.16        5.08         71     5.45917     5.52356        4.56          4.50
32       5.37057    5.46043      4.71        4.64         72     5.45899     5.52425        4.42          4.37
33       5.37901    5.47131      4.85        4.78         73     5.45912     5.52352        4.45          4.37
34       5.39987    5.48304      4.70        4.61         74     5.46055     5.52455        4.64          4.56
35       5.40122    5.49377      4.84        4.79         75     5.46034     5.52563        4.45          4.38
36       5.40952    5.50513      4.70        4.65         76     5.46179     5.52582        4.64          4.57
37       5.42839    5.51518      4.69        4.63         77     5.46194     5.52598        4.46          4.38
38       5.43180    5.52593      4.81        4.75         78     5.46128     5.55087        4.47          4.39
39       5.44571    5.53551      4.67        4.59         79     5.46310     5.57469        5.03          4.96
40       5.46762    5.54684      4.81        4.72         80     5.46456     5.59841        4.47          4.40

(1) The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 100% FRM to the Clean-up Call Date (30/360 basis).

(2) Calculated as (a) interest collections on the collateral (net of the trust administration fees, master servicing fees, servicing fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)   Assumes 1 month LIBOR stays at 5.40% and 6 month LIBOR stays at 5.55%.

(4)   Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                           MORTGAGE LOANS (AGGREGATE)
                             AS OF THE CUT-OFF DATE

                                                                                                MINIMUM              MAXIMUM
                                                                                             ------------          -----------
Scheduled Principal Balance                $1,014,751,723                                    $     14,969          $ 1,419,555
Average Scheduled Principal Balance        $      212,959
Number of Mortgage Loans                            4,765

Weighted Average Gross Coupon                       8.597%                                          5.500%              14.200%
Weighted Average FICO Score                           627                                             500                  816
Weighted Average Combined Original LTV              81.43%                                          13.70%              100.00%

Weighted Average Original Term                 359 months                                      120 months           360 months
Weighted Average Stated Remaining Term         357 months                                      118 months           359 months
Weighted Average Seasoning                       2 months                                         1 month            14 months

Weighted Average Gross Margin*                      6.067%                                          3.429%               6.990%
Weighted Average Minimum Interest Rate*             8.501%                                          5.500%              13.990%
Weighted Average Maximum Interest Rate*            14.502%                                         11.500%              19.990%
Weighted Average Initial Rate Cap*                  2.713%                                          2.000%               3.000%
Weighted Average Subsequent Rate Cap*               1.500%                                          1.500%               1.500%
Weighted Average Months to Roll*                22 months                                       10 months            59 months

Maturity Date                                                                                  Jun 1 2016           Jul 1 2036
Maximum Zip Code Concentration                       0.37%           20774

ARM                                                 80.93%           Easy Documentation                                   1.03%
Fixed Rate                                          19.07%           Full Documentation                                  56.42%
                                                                     Stated Documentation                                42.55%
2/28 6 MO LIBOR                                     36.29%
2/28 6 MO LIBOR 40/30 Balloon                       34.45%           Cash Out Refinance                                  45.59%
2/28 6 MO LIBOR IO                                   9.23%           Home Improvement                                     3.69%
3/27 6 MO LIBOR                                      0.45%           Purchase                                            49.44%
3/27 6 MO LIBOR 40/30 Balloon                        0.22%           Rate/Term Refinance                                  1.28%
3/27 6 MO LIBOR IO                                   0.08%
5/25 6 MO LIBOR                                      0.03%           2 Units                                              8.69%
5/25 6 MO LIBOR 40/30 Balloon                        0.17%           3 Units                                              1.61%
Fixed Rate                                          15.04%           4 Units                                              0.53%
Fixed Rate 40/30 Balloon                             4.04%           Condominium                                          6.70%
                                                                     Single Family                                       82.47%
Interest Only                                        9.31%
Not Interest Only                                   90.69%
                                                                     Non-owner                                            3.58%
Prepay Penalty: N/A                                 40.31%           Primary                                             95.53%
Prepay Penalty: 12 months                            6.72%           Second Home                                          0.89%
Prepay Penalty: 24 months                           39.81%
Prepay Penalty: 30 months                            0.05%           Top 5 States:
Prepay Penalty: 36 months                           13.11%           California                                          25.91%
                                                                     Florida                                             14.71%
First Lien                                          92.92%           New York                                            10.51%
Second Lien                                          7.08%           Maryland                                             7.16%
                                                                     Illinois                                             6.10%

*     ARMs Loans Only

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                    THE MORTGAGE LOANS - AGGREGATE COLLATERAL

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                      Pct. Of
                                                        Pool    Weighted  Weighted                 Weighted
                             Number                      By       Avg.       Avg.      Avg.           Avg.                  Pct.
   Current Principal           of       Principal    Principal   Gross     Current  Principal      Combined    Pct. Full   Owner
        Balance              Loans       Balance      Balance    Coupon     FICO      Balance    Original LTV     Doc     Occupied
---------------------------  ------  --------------  ---------  --------  --------  ----------   ------------  ---------  --------
        0.01 -    50,000.00    525   $   18,334,807     1.81%    11.392%     637    $   34,923        98.06%     73.26%     98.12%
   50,000.01 -   100,000.00    917       68,508,097     6.75     10.314      623        74,709        89.45      61.06      91.96
  100,000.01 -   150,000.00    695       86,383,752     8.51      9.275      614       124,293        81.60      65.29      95.87
  150,000.01 -   200,000.00    666      115,832,276    11.41      8.703      617       173,922        80.28      64.03      96.04
  200,000.01 -   250,000.00    468      105,111,211    10.36      8.633      613       224,597        79.26      56.13      93.90
  250,000.01 -   300,000.00    346       95,217,065     9.38      8.517      618       275,194        79.70      51.82      94.26
  300,000.01 -   350,000.00    294       95,596,693     9.42      8.276      626       325,159        79.81      54.74      95.64
  350,000.01 -   400,000.00    246       91,999,890     9.07      8.240      631       373,983        80.67      50.04      95.94
  400,000.01 -   450,000.00    157       66,604,437     6.56      8.183      631       424,232        81.45      49.84      96.79
  450,000.01 -   500,000.00    122       57,780,396     5.69      8.009      640       473,610        80.35      47.66      99.14
  500,000.01 -   550,000.00     80       42,036,913     4.14      7.986      645       525,461        82.09      58.95      97.52
  550,000.01 -   600,000.00     65       37,423,588     3.69      8.185      643       575,748        81.31      47.62      98.45
  600,000.01 -   650,000.00     50       31,167,629     3.07      8.143      634       623,353        82.14      55.98      95.97
  650,000.01 -   700,000.00     36       24,300,613     2.39      8.226      658       675,017        83.58      55.26      97.14
  700,000.01 -   750,000.00     43       31,347,367     3.09      8.048      632       729,009        79.72      51.16      90.56
  750,000.01 -   800,000.00     36       28,300,551     2.79      8.252      640       786,126        80.45      44.81      94.36
  800,000.01 -   850,000.00      6        4,945,373     0.49      7.839      611       824,229        77.65      82.84      83.62
  850,000.01 -   900,000.00      2        1,721,935     0.17      7.074      713       860,967        80.00      50.37     100.00
  950,000.01 - 1,000,000.00      5        4,944,584     0.49      7.549      649       988,917        79.25     100.00     100.00
1,000,000.01 - 1,250,000.00      4        4,395,858     0.43      7.207      638     1,098,965        71.81     100.00     100.00
1,250,000.01 - 1,500,000.00      2        2,798,689     0.28      8.003      640     1,399,344        80.00     100.00     100.00
                             -----   --------------   ------     ------      ---    ----------        -----     ------     ------
         Total:              4,765   $1,014,751,723   100.00%     8.597%     627    $  212,959        81.43%     56.42%     95.53%
                             =====   ==============   ======     ======      ===    ==========        =====     ======     ======

                          DISTRIBUTION BY CURRENT RATE

                                                      Pct. Of
                                                        Pool    Weighted  Weighted                 Weighted
                             Number                      By       Avg.       Avg.      Avg.           Avg.                  Pct.
                               of       Principal    Principal   Gross     Current  Principal      Combined    Pct. Full   Owner
Current Rate                 Loans       Balance      Balance    Coupon     FICO      Balance    Original LTV     Doc     Occupied
-------------                ------  --------------  ---------  --------  --------  ----------   ------------  ---------  --------
  5.001-5.500                     1  $      224,411      0.02%    5.500%     701    $  224,411       84.83%      100.00%   100.00%
  5.501-6.000                    15       5,917,668      0.58     5.919      707       394,511       70.73       100.00     95.95
  6.001-6.500                    91      31,926,907      3.15     6.313      684       350,845       74.65       100.00     97.68
  6.501-7.000                   237      82,872,450      8.17     6.824      659       349,673       79.56        91.50     98.84
  7.001-7.500                   355     100,758,244      9.93     7.318      652       283,826       80.15        79.66     99.46
  7.501-8.000                   555     163,149,199     16.08     7.794      640       293,963       81.13        67.59     96.17
  8.001-8.500                   580     158,828,997     15.65     8.289      635       273,843       80.65        45.85     95.52
  8.501-9.000                   627     166,966,343     16.45     8.783      625       266,294       82.58        43.47     92.91
  9.001-9.500                   394      83,864,917      8.26     9.300      598       212,855       81.98        40.67     91.74
 9.501-10.000                   439      79,186,031      7.80     9.781      580       180,378       81.22        39.26     95.88
10.001-10.500                   304      37,317,082      3.68    10.269      582       122,754       82.79        43.79     92.25
10.501-11.000                   274      31,400,308      3.09    10.815      592       114,600       83.49        23.48     92.40
11.001-11.500                   363      31,190,349      3.07    11.267      619        85,924       87.81        35.55     97.46
11.501-12.000                   203      19,428,131      1.91    11.772      585        95,705       81.06        46.75     95.36
12.001-12.500                   174      12,975,367      1.28    12.267      590        74,571       85.74        69.42     97.19
12.501-13.000                   135       7,741,465      0.76    12.755      607        57,344       98.51        56.75    100.00
13.001-13.500                    11         682,083      0.07    13.147      621        62,008       99.24        15.88    100.00
13.501-14.000                     6         299,345      0.03    13.804      598        49,891       86.26        38.48     48.05
14.001-14.500                     1          22,427      0.00    14.200      670        22,427       95.00       100.00    100.00
                              -----  --------------    ------    ------      ---    ----------       -----       ------    ------
    Total:                    4,765  $1,014,751,723    100.00%    8.597%     627    $  212,959       81.43%       56.42%    95.53%
                              =====  ==============    ======    ======      ===    ==========       =====       ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY CREDIT SCORE

                                           Pct. Of                                            Weighted
                                           Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
               Number of     Principal    Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Credit Score     Loans        Balance      Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------   ---------  --------------  ---------  ----------  ------------   ---------    ------------  --------  --------
500 or less         10    $    2,254,459     0.22%     10.101%        500       $ 225,446        73.43%      19.43%    90.69%
  501 - 520        220        48,367,766     4.77      10.249         511         219,853        72.29       44.18     95.49
  521 - 540        284        59,458,760     5.86       9.714         530         209,362        74.61       51.39     97.06
  541 - 560        266        55,774,062     5.50       9.381         551         209,677        77.90       63.78     94.46
  561 - 580        265        55,353,323     5.45       9.025         571         208,880        80.83       73.28     94.77
  581 - 600        529        99,868,443     9.84       8.779         591         188,787        81.98       74.32     95.77
  601 - 620        622       122,487,514    12.07       8.508         610         196,925        83.32       76.42     97.47
  621 - 640        745       159,070,377    15.68       8.301         631         213,517        82.76       64.66     94.47
  641 - 660        661       138,694,231    13.67       8.290         649         209,825        83.44       49.66     96.75
  661 - 680        404        89,234,855     8.79       8.174         670         220,878        82.71       41.81     95.82
  681 - 700        278        63,237,792     6.23       8.050         691         227,474        83.33       43.24     94.02
  701 - 720        188        44,653,316     4.40       8.001         710         237,518        82.56       37.36     96.10
  721 - 740        144        36,647,483     3.61       8.287         730         254,496        83.56       26.84     95.02
  741 - 760         70        18,907,514     1.86       8.065         751         270,107        82.36       33.74     93.43
  761 - 780         50        13,474,481     1.33       7.802         769         269,490        77.22       35.63     90.54
  781 - 800         17         4,150,556     0.41       8.338         785         244,150        82.69       10.42     89.76
  801 - 820         12         3,116,793     0.31       7.802         805         259,733        77.09       55.01     81.47
                 -----    --------------   ------      ------         ---       ---------        -----       -----     -----
   Total:        4,765    $1,014,751,723   100.00%      8.597%        627       $ 212,959        81.43%      56.42%    95.53%
                 =====    ==============   ======      ======         ===       =========        =====       =====     =====

                              DISTRIBUTION BY LIEN

                                          Pct. Of                                            Weighted
                                          Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
              Number of     Principal    Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Lien            Loans        Balance      Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------  ---------  --------------  ---------  ----------  ------------   ---------    ------------  --------  --------
  1             3,640    $  942,953,406    92.92%      8.391%       624        $ 259,053        80.03%      56.70%   95.19%
  2             1,125        71,798,317     7.08      11.307        657           63,821        99.77       52.75    99.94
                -----    --------------   ------      ------        ---        ---------        -----       -----    -----
Total:          4,765    $1,014,751,723   100.00%      8.597%       627        $ 212,959        81.43%      56.42%   95.53%
                =====    ==============   ======      ======        ===        =========        =====       =====     =====

                             DISTRIBUTION BY LTV(1)

                                             Pct. Of                                            Weighted
                                             Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of     Principal    Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
    LTV            Loans        Balance      Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  --------------  ---------  ----------  ------------   ---------    ------------  --------  --------
50.00 or less          80   $   15,520,687      1.53%     8.495%       615        $ 194,009        42.18%      67.48%    96.85%
50.01 -  55.00         42        8,487,157      0.84      8.692        592          202,075        52.84       65.46     97.00
55.01 -  60.00         53       11,950,986      1.18      9.398        571          225,490        57.80       58.10     89.63
60.01 -  65.00        138       33,450,005      3.30      9.185        585          242,391        63.91       35.86     94.39
65.01 -  70.00        188       45,172,294      4.45      9.385        568          240,278        69.16       40.38     93.29
70.01 -  75.00        217       56,697,938      5.59      9.094        576          261,281        74.21       43.12     92.41
75.01 -  80.00      1,864      495,692,927     48.85      8.083        643          265,930        79.89       52.43     97.20
80.01 -  85.00        328       85,278,679      8.40      8.280        609          259,996        84.58       74.42     93.49
85.01 -  90.00        590      150,863,626     14.87      8.514        618          255,701        89.77       70.50     90.67
90.01 -  95.00        121       27,945,975      2.75      8.720        630          230,958        94.59       70.30     97.57
95.01 - 100.00      1,144       83,691,451      8.25     10.970        658           73,157        99.95       54.40    100.00
                    -----   --------------    ------     ------        ---        ---------        -----       -----    ------
   Total:           4,765   $1,014,751,723    100.00%     8.597%       627        $ 212,959        81.43%      56.42%    95.53%
                    =====   ==============    ======     ======        ===        =========        =====       =====     =====

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY DOCUMENTATION

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Documentation      Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
Easy                  33    $       10,453,091      1.03%     9.009%         587       $ 316,760        81.63%       0.00%    99.22%
Full               2,876           572,569,073     56.42      8.229          618         199,085        82.18      100.00     95.05
Stated             1,856           431,729,560     42.55      9.076          639         232,613        80.42        0.00     96.07
                   -----    ------------------    ------      -----          ---       ---------        -----      ------     -----
TOTAL:             4,765    $    1,014,751,723    100.00%     8.597%         627       $ 212,959        81.43%      56.42%    95.53%
                   =====    ==================    ======      =====          ===       =========        ======     ======     =====

                             DISTRIBUTION BY PURPOSE

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
    Purpose        Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
---------------- ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
Home Improvement     126    $       37,455,176       3.69%     8.396%       610        $ 297,263         77.73%    49.16%    98.54%
 Purchase          2,758           501,707,269      49.44      8.625        649          181,910         84.04     52.19     96.11
 RateTerm             62            13,009,931       1.28      8.718        608          209,838         76.68     70.32     92.20
  Cashout          1,819           462,579,348      45.59      8.580        605          254,304         79.03     61.22     94.75
                   -----    ------------------     ------      -----        ---        ---------         -----     -----     -----
   TOTAL:          4,765    $    1,014,751,723     100.00%     8.597%       627        $ 212,959         81.43%    56.42%    95.53%
                   =====    ==================     ======      =====        ===        =========         =====     =====     =====

                            DISTRIBUTION BY OCCUPANCY

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
   Occupancy       Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
---------------- ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
Second Home           40    $        9,068,141      0.89%      8.341%       640        $ 226,704        78.47%     59.51%      0.00%
Non-Owner
 Occupied            192            36,295,387      3.58       9.108        633          189,038        81.16      63.19       0.00
Owner Occupied     4,533           969,388,195     95.53       8.580        626          213,851        81.46      56.14     100.00
                   -----    ------------------    ------       -----        ---        ---------        -----      -----     ------
TOTAL:             4,765    $    1,014,751,723    100.00%      8.597%       627        $ 212,959        81.43%     56.42%     95.53%
                   =====    ==================    ======       =====        ===        =========        ======     =====     ======

                          DISTRIBUTION BY PROPERTY TYPE

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Property Type     Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
---------------- ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
 Condominium         372    $       67,942,638      6.70%      8.875%        640       $ 182,642        81.96%     47.97%    93.65%
 Four Family          15             5,413,073      0.53       8.741         618         360,872        77.32      50.20     76.33
Single Family      3,973           836,852,413     82.47       8.562         625         210,635        81.44      59.69     96.28
Three Family          46            16,347,330      1.61       8.736         606         355,377        80.54      51.84     94.89
 Two Family          359            88,196,269      8.69       8.678         633         245,672        81.29      33.21     91.11
                   -----    ------------------    ------       -----         ---       ---------        -----      -----     -----
   TOTAL:          4,765    $    1,014,751,723    100.00%      8.597%        627       $ 212,959        81.43%     56.42%    95.53%
                   =====    ==================    ======       =====         ===       =========        =====      =====     =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                              DISTRIBUTION BY STATE

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
      State        Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
---------------- ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
    ALASKA             2    $          418,676      0.04%      9.876%        530       $ 209,338       72.01%       53.67%   100.00%
    ARIZONA          131            21,987,671      2.17       8.732         630         167,845       80.85        57.90     95.32
   ARKANSAS            5               475,579      0.05      10.116         548          95,116       80.47        58.14    100.00
  CALIFORNIA         836           262,915,122     25.91       8.204         644         314,492       80.64        56.01     96.35
   COLORADO           51             7,887,447      0.78       8.417         627         154,656       84.27        76.74     94.05
  CONNECTICUT         46             9,620,417      0.95       8.425         616         209,139       79.35        64.53     98.74
   DELAWARE           12             1,988,408      0.20       8.829         618         165,701       83.26        39.86    100.00
  DISTRICT OF
    COLUMBIA          31             8,456,348      0.83       8.593         627         272,785       80.86        55.03     93.45
    FLORIDA          816           149,287,488     14.71       8.784         620         182,950       81.54        55.62     96.21
    GEORGIA          204            29,463,681      2.90       8.638         619         144,430       85.10        76.45     92.58
    HAWAII            53            13,916,103      1.37       7.875         675         262,568       77.91        55.43     95.19
     IDAHO             9             1,624,849      0.16       8.957         562         180,539       78.77        28.14     93.85
   ILLINOIS          344            61,928,574      6.10       9.023         631         180,025       83.43        44.57     94.97
    INDIANA           55             4,957,869      0.49       9.334         598          90,143       84.89        85.66     88.08
     IOWA              5               430,116      0.04       9.110         632          86,023       88.33        60.26     82.24
    KANSAS             5               580,905      0.06       9.058         584         116,181       86.26       100.00    100.00
   KENTUCKY           10             1,011,886      0.10       8.934         604         101,189       87.32        79.06    100.00
     MAINE             4               467,444      0.05       9.059         573         116,861       82.75       100.00    100.00
   MARYLAND          315            72,619,191      7.16       8.752         607         230,537       79.53        66.67     95.99
 MASSACHUSETTS       127            33,943,469      3.35       8.575         611         267,271       81.13        57.96     96.37
   MICHIGAN          130            15,790,038      1.56       9.219         616         121,462       84.83        58.48     91.44
   MINNESOTA          68            10,469,850      1.03       8.392         646         153,968       84.07        69.76    100.00
   MISSOURI           36             4,409,379      0.43       9.193         617         122,483       83.62        57.12     85.06
   NEBRASKA            5               379,394      0.04       8.942         590          75,879       85.74       100.00    100.00
    NEVADA            59            11,270,901      1.11       8.618         613         191,032       84.02        62.57     90.04
 NEW HAMPSHIRE        17             3,540,525      0.35       9.131         606         208,266       83.47        65.96     93.34
  NEW JERSEY         200            51,920,968      5.12       9.088         605         259,605       80.43        43.80     94.36
  NEW MEXICO          14             2,756,983      0.27       8.740         596         196,927       86.92        85.77     94.47
   NEW YORK          362           106,613,427     10.51       8.480         637         294,512       80.90        35.09     96.62
NORTH CAROLINA        84             9,254,056      0.91       9.153         602         110,167       84.14        77.66     87.92
     OHIO             75             6,641,719      0.65       8.768         609          88,556       84.46        80.24     88.26
   OKLAHOMA           12             1,351,848      0.13       8.438         603         112,654       82.38        81.08    100.00
    OREGON            24             3,602,864      0.36       9.140         616         150,119       81.78        80.02     96.32
 PENNSYLVANIA         91            13,388,830      1.32       9.113         596         147,130       81.65        68.28     92.29
 RHODE ISLAND         30             6,775,254      0.67       8.326         626         225,842       81.26        59.87     96.43
SOUTH CAROLINA        50             6,675,102      0.66       9.286         584         133,502       82.08        85.25     97.60
   TENNESSEE          40             4,571,907      0.45       9.362         608         114,298       84.50        67.18     97.77
     TEXAS           100            16,536,890      1.63       8.314         632         165,369       82.38        66.10    100.00
     UTAH             27             3,473,768      0.34       8.604         614         128,658       82.48        76.25    100.00
    VERMONT            4               422,147      0.04      10.871         520         105,537       71.21        69.16    100.00
   VIRGINIA          120            26,787,890      2.64       8.436         626         223,232       81.33        64.29     93.07
  WASHINGTON          69            14,267,223      1.41       8.322         626         206,771       81.31        75.84     92.73
 WEST VIRGINIA         6             1,225,727      0.12       9.205         559         204,288       80.39       100.00    100.00
   WISCONSIN          81             8,643,791      0.85       9.141         615         106,713       84.96        65.66     93.68
                   -----    ------------------    ------      ------         ---       ---------       -----       ------    ------
    TOTAL:         4,765    $    1,014,751,723    100.00%      8.597%        627       $ 212,959       81.43%       56.42%    95.53%
                   =====    ==================    ======       =====         ===       =========       =====       ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                               DISTRIBUTION BY ZIP

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
    Zip            Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------     ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
20774                 11    $        3,800,565      0.37%      8.495%        613       $ 345,506       81.12%      63.47%     90.76%
94513                  8             3,597,575      0.35       7.408         645         449,697       83.83       85.97     100.00
92503                  9             3,530,331      0.35       8.517         690         392,259       81.69       25.12     100.00
20772                 10             3,215,207      0.32       8.100         624         321,521       75.09       65.99     100.00
11221                  6             3,081,422      0.30       8.372         642         513,570       88.24       19.96     100.00
20002                  9             2,966,288      0.29       8.783         657         329,588       83.50       30.65      91.32
11368                  6             2,959,965      0.29       8.365         647         493,327       81.72        0.00     100.00
20744                 10             2,912,191      0.29       9.290         574         291,219       72.71       77.87     100.00
94565                 10             2,614,913      0.26       8.488         677         261,491       82.93       40.33     100.00
33157                 11             2,587,681      0.26       7.762         641         235,244       84.08       77.97     100.00
Other              4,675           983,485,586     96.92       8.605         626         210,371       81.42       56.65      95.45
                   -----    ------------------    ------       -----         ---       ---------       -----       -----     ------
TOTAL:             4,765    $    1,014,751,723    100.00%      8.597%        627       $ 212,959       81.43%      56.42%     95.53%
                   =====    ==================    ======       =====         ===       =========        =====      =====     ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                  Pct. Of                                            Weighted
Remaining                                         Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
Months To        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Maturity           Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------     ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
61 - 120              10    $          673,796       0.07%    10.214%       664        $  67,380         91.09%     36.65%    57.73%
121 - 180             95             3,483,826       0.34      9.667        630           36,672         78.31      86.21    100.00
181 - 240             11             1,722,354       0.17      8.502        630          156,578         79.54      67.45    100.00
241 - 360          4,649         1,008,871,747      99.42      8.592        627          217,008         81.43      56.32     95.53
                   -----    ------------------     ------     ------        ---        ---------         -----      -----    ------
  TOTAL:           4,765    $    1,014,751,723     100.00%     8.597%       627        $ 212,959         81.43%     56.42%    95.53%
                   =====    ==================     ======     ======        ===        =========         =====      =====    ======

                             DISTRIBUTION BY PRODUCT

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
  Product          Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------     ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
2/28 6 MO LIBOR    1,689    $      368,263,425     36.29%     8.912%        606        $ 218,036        80.25%      47.75%    93.92%
2/28 6 MO
LIBOR 40/30
Balloon            1,159           349,616,425     34.45      8.329         631          301,654        80.61       50.29     94.78
2/28 6 MO
LIBOR IO             270            93,684,178      9.23      7.575         647          346,978        81.06       84.23     99.76
3/27 6 MO LIBOR       21             4,574,547      0.45      8.196         626          217,836        80.92       71.12     96.89
3/27 6 MO
LIBOR 40/30
Balloon               11             2,223,084      0.22      7.986         638          202,099        84.01       92.44     96.94
3/27 6 MO
LIBOR IO               3               773,600      0.08      7.892         662          257,867        84.67      100.00    100.00
5/25 6 MO LIBOR        3               295,623      0.03      7.710         600           98,541        74.40      100.00    100.00
5/25 6 MO
LIBOR 40/30
Balloon                5             1,769,271      0.17      7.725         621          353,854        73.75       92.60    100.00
Fixed Rate         1,478           152,584,405     15.04      9.452         649          103,237        87.70       64.78     98.01
Fixed Rate
40/30 Balloon        126            40,967,165      4.04      7.345         652          325,136        76.65       85.71     96.96
                   -----    ------------------    ------      -----         ---        ---------        -----      ------    ------
   TOTAL:          4,765    $    1,014,751,723    100.00%     8.597%        627        $ 212,959        81.43%      56.42%    95.53%
                   =====    ==================    ======      =====         ===        =========        =====      ======    ======

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

                                                  Pct. Of                                            Weighted
Prepayment                                        Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
  Penalty        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
   Term            Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
------------     ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
 N/A               1,917    $      409,054,332     40.31%     8.842%        622        $ 213,383         81.61%     49.51%    94.99%
 12                  243            68,196,263      6.72      8.587         636          280,643         80.60      53.33     94.68
 24                1,988           403,947,447     39.81      8.590         625          203,193         82.16      59.38     95.90
 30                    3               538,237      0.05      8.427         592          179,412         81.70     100.00    100.00
 36                  614           133,015,444     13.11      7.873         641          216,638         79.04      70.14     96.50
                   -----    ------------------    ------      -----         ---        ---------         -----     ------    ------
TOTAL:             4,765    $    1,014,751,723    100.00%     8.597%        627        $ 212,959         81.43%     56.42%    95.53%
                   =====    ==================    ======      =====         ===        =========         =====     ======     ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY ORIGINAL TERM

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Original Term      Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
 120                  10    $          673,796      0.07%     10.214%       664        $  67,380         91.09%     36.65%    57.73%
 180                  95             3,483,826      0.34       9.667        630           36,672         78.31      86.21    100.00
 240                  11             1,722,354      0.17       8.502        630          156,578         79.54      67.45    100.00
 300                   1                77,341      0.01       9.900        616           77,341         90.00       0.00    100.00
 359                   1               559,209      0.06      12.150        569          559,209         55.98       0.00    100.00
 360               4,647         1,008,235,197     99.36       8.590        627          216,965         81.45      56.35     95.53
                   -----    ------------------    ------      ------        ---        ---------         -----      -----    ------
TOTAL:             4,765    $    1,014,751,723    100.00%      8.597%       627        $ 212,959         81.43%     56.42%    95.53%
                   =====    ==================    ======      ======        ===        =========         =====      =====    ======

                            DISTRIBUTION BY RATE TYPE

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
  Rate Type        Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
   ARM             3,161    $      821,200,153     80.93%     8.501%        621        $ 259,791        80.50%     53.41%     95.00%
Fixed Rate         1,604           193,551,570     19.07      9.006         650          120,668        85.36      69.21      97.79
                   -----    ------------------    ------      -----         ---        ---------        -----      -----      -----
  TOTAL:           4,765    $    1,014,751,723    100.00%     8.597%        627        $ 212,959        81.43%     56.42%     95.53%
                   =====    ==================    ======      ======        ===        =========        =====      =====      ======

                           DISTRIBUTION BY DEBT RATIO

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Debt Ratio        Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
  0.01 - 20.00        98    $       22,510,370      2.22%     8.027%          634      $ 229,698        80.99%     91.46%     88.42%
 20.01 - 25.00       112            23,463,001      2.31      8.538           622        209,491        82.00      72.81      90.72
 25.01 - 30.00       168            25,617,324      2.52      8.437           632        152,484        78.95      74.22      90.81
 30.01 - 35.00       363            68,003,082      6.70      8.482           627        187,336        81.03      65.99      95.72
 35.01 - 40.00       574           114,884,880     11.32      8.643           633        200,148        81.17      53.12      96.91
 40.01 - 45.00     1,018           205,510,501     20.25      8.653           635        201,877        82.14      50.79      96.71
 45.01 - 50.00     1,705           367,595,579     36.23      8.557           637        215,599        82.54      51.78      97.07
 50.01 - 55.00       718           184,557,112     18.19      8.716           592        257,043        79.06      62.15      92.36
 55.01 - 60.00         7             1,986,184      0.20      9.739           576        283,741        78.90      27.53     100.00
 60.01 or more         2               623,690      0.06      8.844           653        311,845        80.00       0.00      75.64
                   -----    ------------------    ------      -----           ---      ---------        -----      -----     ------
   TOTAL:          4,765    $    1,014,751,723    100.00%     8.597%          627      $ 212,959        81.43%     56.42%     95.53%
                   =====    ==================    ======      ======          ===      =========        =====      =====     ======

                       DISTRIBUTION BY INTEREST ONLY FLAG

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
  Interest       Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Only Flag         Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
Interest Only        273    $       94,457,778      9.31%      7.578%        647       $ 345,999         81.08%    84.36%     99.76%
Not Interest
  Only             4,492           920,293,945     90.69       8.702         625         204,874         81.46     53.56      95.10
                   -----    ------------------    ------       -----         ---       ---------         -----     -----      -----
   TOTAL:          4,765    $    1,014,751,723    100.00%      8.597%        627       $ 212,959         81.43     56.42%     95.53%
                   =====    ==================    ======       =====         ===       =========         =====     =====      =====

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
  Interest       Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Only Term         Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
  0                4,492    $      920,293,945     90.69%      8.702%       625        $ 204,874         81.46%    53.56%     95.10%
 60                  273            94,457,778      9.31       7.578        647          345,999         81.08     84.36      99.76
                   -----    ------------------    ------       -----        ---        ---------         -----     -----      -----
TOTAL:             4,765    $    1,014,751,723    100.00%      8.597%       627        $ 212,959         81.43     56.42%     95.53%
                   =====    ==================    ======       =====        ===        =========         =====     =====      ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY GROSS MARGIN

                                                  Pct. Of                                            Weighted
                                                  Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
                 Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
Gross Margin       Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
3.001 - 4.000         14    $        4,607,666       0.56%    5.980%        658        $ 329,119        81.81%     100.00%    94.80%
4.001 - 5.000        287            94,275,268      11.48     6.906         658          328,485        80.16       89.31     99.66
5.001 - 6.000        919           261,715,704      31.87     7.875         641          284,783        80.79       61.84     97.23
6.001 - 7.000      1,941           460,601,516      56.09     9.208         602          237,301        80.39       40.80     92.77
                   -----    ------------------    -------     -----         ---        ---------        -----      ------     -----
   TOTAL:          3,161    $      821,200,153     100.00%    8.501%        621        $ 259,791        80.50%      53.41%    95.00%
                   =====    ==================    =======     =====         ===        =========        =====      ======     =====

                      DISTRIBUTION BY MINIMUM INTEREST RATE

                                                  Pct. Of                                            Weighted
  Minimum                                         Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
 Interest        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
   Rate            Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
 5.001 -  6.000        7    $        1,871,016       0.23%      5.701%       691       $ 267,288       77.59%      100.00%   87.19%
 6.001 -  7.000      203            70,401,541       8.57       6.728        660         346,806       80.22        94.23    99.00
 7.001 -  8.000      769           227,858,537      27.75       7.622        644         296,305       80.97        71.03    97.30
 8.001 -  9.000    1,111           306,305,819      37.30       8.544        631         275,703       81.90        43.18    94.03
 9.001 - 10.000      664           145,418,785      17.71       9.521        584         219,004       81.00        37.08    93.85
10.001 - 11.000      254            43,144,914       5.25      10.498        547         169,862       75.91        26.46    88.47
11.001 - 12.000      127            21,184,816       2.58      11.506        536         166,810       66.08        41.50    92.76
12.001 - 13.000       24             4,903,657       0.60      12.236        556         204,319       64.46        43.72    96.86
13.001 - 14.000        2               111,067       0.01      13.970        564          55,533       65.00         0.00     0.00
                   -----    ------------------     ------      ------        ---       ---------       -----       ------    -----
     TOTAL:        3,161    $      821,200,153     100.00%      8.501%       621       $ 259,791       80.50%       53.41%   95.00%
                   =====    ==================     ======      ======        ===       =========       =====       ======    =====

                      DISTRIBUTION BY MAXIMUM INTEREST RATE

                                                  Pct. Of                                            Weighted
 Maximum                                          Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
 Interest        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
   Rate            Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
11.001 - 12.000        7    $        1,871,016       0.23%     5.701%        691       $ 267,288         77.59%    100.00%    87.19%
12.001 - 13.000      202            70,011,774       8.53      6.731         660         346,593         80.19      94.20     99.55
13.001 - 14.000      770           228,248,304      27.79      7.619         644         296,426         80.97      71.08     97.14
14.001 - 15.000    1,110           306,170,853      37.28      8.544         631         275,830         81.91      43.16     94.03
15.001 - 16.000      664           145,418,785      17.71      9.521         584         219,004         81.00      37.08     93.85
16.001 - 17.000      255            43,279,880       5.27     10.492         547         169,725         75.84      26.69     88.50
17.001 - 18.000      127            21,184,816       2.58     11.506         536         166,810         66.08      41.50     92.76
18.001 - 19.000       24             4,903,657       0.60     12.236         556         204,319         64.46      43.72     96.86
19.001 - 20.000        2               111,067       0.01     13.970         564          55,533         65.00       0.00      0.00
                   -----    ------------------     ------     ------         ---       ---------         -----     ------     -----
    TOTAL:         3,161    $      821,200,153     100.00%     8.501%        621       $ 259,791         80.50%     53.41%    95.00%
                   =====    ==================     ======     ======         ===       =========         =====     ======     =====

                    DISTRIBUTION BY INITIAL PERIODIC RATE CAP

                                                  Pct. Of                                            Weighted
 Initial                                          Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
 Periodic        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Rate Cap          Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
2.000                899    $      235,905,658      28.73%    8.706%         610       $ 262,409         80.46%      53.34%   90.66%
3.000              2,262           585,294,495      71.27     8.418          626         258,751         80.51       53.44    96.75
                   -----    ------------------     ------     -----          ---       ---------         -----       -----    -----
TOTAL:             3,161    $      821,200,153     100.00%    8.501%         621       $ 259,791         80.50%      53.41%   95.00%
                   =====    ==================     ======     =====          ===       =========         =====       =====    =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                  DISTRIBUTION BY SUBSEQUENT PERIODIC RATE CAP

                                                  Pct. Of                                            Weighted
 Subsequent                                       Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
 Periodic        Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
 Rate Cap          Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
1.500              3,161    $      821,200,153     100.00%    8.501%         621       $ 259,791        80.50%     53.41%    95.00%
                   -----    ------------------     ------     -----          ---       ---------        -----      -----     -----
TOTAL:             3,161    $      821,200,153     100.00%    8.501%         621       $ 259,791        80.50%     53.41%    95.00%
                   =====    ==================     ======     =====          ===       =========        =====      =====     =====

                      DISTRIBUTION BY NEXT RATE CHANGE DATE

                                                  Pct. Of                                            Weighted
   Next                                          Pool By    Weighted     Weighted        Avg.          Avg.                  Pct.
Rate Change      Number of       Principal       Principal  Avg. Gross       Avg.      Principal      Combined      Pct.     Owner
   Date            Loans          Balance         Balance     Coupon    Current FICO    Balance     Original LTV  Full Doc  Occupied
-------------    ---------  ------------------   ---------  ----------  ------------   ---------    ------------  --------  --------
 6/1/2007              1    $          389,767      0.05%      6.200%        751       $ 389,767        85.00%     100.00%     0.00%
10/1/2007              1               496,367      0.06       7.750         550         496,367        74.18        0.00    100.00
11/1/2007              1               109,783      0.01       9.990         500         109,783        80.00        0.00    100.00
12/1/2007              2               244,387      0.03       9.510         516         122,193        53.91        0.00    100.00
 1/1/2008              4               798,813      0.10       8.247         595         199,703        82.45       57.89     81.75
 2/1/2008             18             3,706,270      0.45       9.260         568         205,904        76.97       56.76     94.17
 3/1/2008             64            16,987,598      2.07       8.966         606         265,431        77.79       45.57     73.46
 4/1/2008            218            59,786,592      7.28       8.768         610         274,250        80.44       45.92     91.52
 5/1/2008            541           137,453,760     16.74       8.666         609         254,073        81.29       57.24     91.29
 6/1/2008            791           211,468,783     25.75       8.482         624         267,344        80.49       54.79     95.96
 7/1/2008          1,477           380,121,909     46.29       8.396         627         257,361        80.39       52.06     97.36
 3/1/2009              4             1,445,402      0.18       7.831         651         361,351        82.94      100.00     90.14
 4/1/2009              1                60,042      0.01      11.740         589          60,042        70.00        0.00    100.00
 5/1/2009              5               701,814      0.09       8.757         619         140,363        79.91       81.01     90.32
 6/1/2009              7             1,002,247      0.12       8.521         635         143,178        89.29       91.63    100.00
 7/1/2009             18             4,361,726      0.53       7.942         629         242,318        80.88       72.22    100.00
 4/1/2011              1                67,853      0.01       9.350         591          67,853        80.00      100.00    100.00
 5/1/2011              2               611,246      0.07       7.424         619         305,623        81.39      100.00    100.00
 7/1/2011              5             1,385,794      0.17       7.774         618         277,159        70.21       90.56    100.00
                   -----    ------------------    ------      ------         ---       ---------        -----      ------    ------
  TOTAL:           3,161    $      821,200,153    100.00%      8.501%        621       $ 259,791        80.50%      53.41%    95.00%
                   =====    ==================    ======      ======         ===       =========        =====      ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                             GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                                            MINIMUM                   MAXIMUM
                                                                                          -----------               -----------
Scheduled Principal Balance                 $217,417,719                                  $    14,969               $   644,434
Average Scheduled Principal Balance         $    148,004
Number of Mortgage Loans                           1,469

Weighted Average Gross Coupon                      8.597%                                       6.250%                   13.950%
Weighted Average FICO Score                          625                                          526                       816
Weighted Average Combined Original LTV             81.59%                                       19.23%                   100.00%

Weighted Average Original Term                358 months                                   120 months                360 months
Weighted Average Stated Remaining Term        356 months                                   118 months                359 months
Weighted Average Seasoning                      2 months                                      1 month                  7 months

Weighted Average Gross Margin*                     6.118%                                       4.021%                    6.990%
Weighted Average Minimum Interest Rate*            8.530%                                       6.300%                   13.950%
Weighted Average Maximum Interest Rate*           14.531%                                      12.300%                   19.950%
Weighted Average Initial Rate Cap*                 2.742%                                       2.000%                    3.000%
Weighted Average Subsequent Rate Cap*              1.500%                                       1.500%                    1.500%
Weighted Average Months to Roll*               22 months                                    17 months                 59 months

Maturity Date                                                                              Jun 1 2016                Jul 1 2036
Maximum Zip Code Concentration                      0.77%     11221

ARM                                                81.20%     Easy Documentation                                           1.32%
Fixed Rate                                         18.80%     Full Documentation                                          62.04%
                                                              Stated Documentation                                        36.64%
2/28 6 MO LIBOR                                    40.47%
2/28 6 MO LIBOR 40/30 Balloon                      32.53%     Cash Out Refinance                                          55.13%
2/28 6 MO LIBOR IO                                  7.36%     Home Improvement                                             3.41%
3/27 6 MO LIBOR                                     0.44%     Purchase                                                    38.89%
3/27 6 MO LIBOR 40/30 Balloon                       0.29%     Rate/Term Refinance                                          2.57%
5/25 6 MO LIBOR                                     0.03%
5/25 6 MO LIBOR 40/30 Balloon                       0.06%     2 Units                                                      8.85%
Fixed Rate                                         15.48%     3 Units                                                      2.45%
Fixed Rate 40/30 Balloon                            3.32%     4 Units                                                      0.32%
                                                              Condominium                                                  6.60%
Interest Only                                       7.36%     Single Family                                               81.79%
Not Interest Only                                  92.64%
                                                              Non-owner                                                    5.68%
Prepay Penalty: N/A                                45.85%     Primary                                                     92.31%
Prepay Penalty: 12 months                           4.47%     Second Home                                                  2.01%
Prepay Penalty: 24 months                          37.46%
Prepay Penalty: 30 months                           0.08%     Top 5 States:
Prepay Penalty: 36 months                          12.14%     California                                                  13.91%
                                                              Florida                                                     12.89%
First Lien                                         93.28%     Maryland                                                     8.64%
Second Lien                                         6.72%     Illinois                                                     8.41%
                                                              New York                                                     7.98%

*     ARMS Loans Only

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          THE MORTGAGE LOANS - GROUP 1

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                      Pct. Of    Weighted   Weighted              Weighted
                                                      Pool By      Avg.       Avg.      Avg.        Avg.
                            Number of   Principal    Principal    Gross     Current   Principal   Combined       Pct.    Pct. Owner
Current Principal Balance     Loans      Balance      Balance     Coupon      FICO     Balance   Original LTV  Full Doc   Occupied
-------------------------   ---------  ------------  ---------   --------   --------  ---------  ------------  --------   --------
    0.01 - 50,000.00              307  $  9,999,448       4.60%    11.377%    636     $  32,571         98.62%    79.00%      98.00%
  50,000.01 - 100,000.00          276    20,451,247       9.41      9.596     615        74,099         85.84     70.88       85.62
 100,000.01 - 150,000.00          272    34,069,958      15.67      8.518     628       125,257         80.05     72.70       94.53
 150,000.01 - 200,000.00          227    39,130,042      18.00      8.207     627       172,379         80.80     71.51       96.08
 200,000.01 - 250,000.00          134    30,057,304      13.82      8.443     621       224,308         80.07     57.89       92.78
 250,000.01 - 300,000.00          104    28,492,715      13.11      8.461     623       273,968         79.33     51.02       86.79
 300,000.01 - 350,000.00           68    22,077,652      10.15      8.172     622       324,671         80.40     61.59       90.01
 350,000.01 - 400,000.00           53    19,787,625       9.10      8.347     624       373,351         80.31     50.90       92.33
 400,000.01 - 450,000.00           14     5,848,841       2.69      7.797     627       417,774         78.54     42.66      100.00
 450,000.01 - 500,000.00            5     2,443,973       1.12      8.185     645       488,795         83.62     20.25      100.00
 500,000.01 - 550,000.00            4     2,070,673       0.95      8.692     628       517,668         82.52     25.16       74.84
 550,000.01 - 600,000.00            2     1,125,342       0.52      8.623     594       562,671         82.52      0.00      100.00
 600,000.01 - 650,000.00            3     1,862,898       0.86      7.534     658       620,966         80.54     33.02      100.00
                                -----  ------------     ------     ------     ---     ---------         -----     -----      ------
         TOTAL:                 1,469  $217,417,719     100.00%     8.597%    625     $ 148,004         81.59%    62.04%      92.31%
                                =====  ============     ======     ======     ===     =========         =====     =====      ======

                          DISTRIBUTION BY CURRENT RATE

                                              Pct. Of                                              Weighted
                                              Pool By     Weighted       Weighted        Avg.        Avg.                  Pct.
                  Number of     Principal    Principal       Avg.          Avg.       Principal    Combined       Pct.     Owner
 Current Rate       Loans        Balance      Balance    Gross Coupon   Current FICO    Balance   Original LTV  Full Doc  Occupied
---------------   ---------   ------------   ---------   -------------  ------------  ---------   ------------  --------  --------
 6.001 - 6.500           17   $  4,452,062        2.05%          6.393%     683        $261,886          74.36%   100.00%    92.11%
 6.501 - 7.000           69     15,927,707        7.33           6.835      664         230,836          79.77     94.61     97.85
 7.001 - 7.500          116     23,463,670       10.79           7.342      642         202,273          79.25     90.45     98.97
 7.501 - 8.000          207     40,382,712       18.57           7.805      635         195,086          79.62     77.47     94.33
 8.001 - 8.500          169     30,666,809       14.11           8.289      643         181,460          82.33     50.20     88.15
 8.501 - 9.000          183     36,222,740       16.66           8.778      615         197,938          82.78     51.53     88.89
 9.001 - 9.500          145     22,673,820       10.43           9.283      594         156,371          81.05     44.30     92.29
9.501 - 10.000          135     18,121,515        8.33           9.751      585         134,233          81.06     34.07     95.83
10.001 - 10.500          92      8,122,062        3.74          10.259      594          88,283          83.05     45.12     76.70
10.501 - 11.000          56      4,454,563        2.05          10.763      597          79,546          83.76     19.10     76.46
11.001 - 11.500          98      4,604,848        2.12          11.282      633          46,988          95.22     47.65     97.80
11.501 - 12.000          57      2,520,947        1.16          11.772      612          44,227          94.78     75.11     94.51
12.001 - 12.500          72      3,964,357        1.82          12.264      597          55,061          83.43     65.75     97.70
12.501 - 13.000          47      1,595,807        0.73          12.704      593          33,953          97.42     82.89    100.00
13.001 - 13.500           4        161,477        0.07          13.032      626          40,369         100.00      9.63    100.00
13.501 - 14.000           2         82,622        0.04          13.869      545          41,311          76.34     32.41     32.41
                      -----   ------------      ------          ------      ---       ---------         ------    ------    ------
   TOTAL:             1,469   $217,417,719      100.00%          8.597%     625        $148,004          81.59%    62.04%    92.31%
                      =====   ============      ======          ======      ===       =========         ======    ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY CREDIT SCORE

                                              Pct. Of                                              Weighted
                                              Pool By     Weighted       Weighted        Avg.        Avg.                  Pct.
                  Number of     Principal    Principal       Avg.          Avg.       Principal    Combined       Pct.     Owner
Credit Score        Loans        Balance      Balance    Gross Coupon   Current FICO    Balance   Original LTV  Full Doc  Occupied
-------------     ---------   ------------   ---------   -------------  ------------  ---------   ------------  --------  --------
 521 - 540               61   $ 12,490,028        5.74%          9.519%      535       $204,755          76.65%    47.22%    98.93%
 541 - 560              105     17,377,255        7.99           9.608       550        165,498          78.74     52.30     93.30
 561 - 580               76     12,486,635        5.74           9.233       568        164,298          80.92     58.10     88.24
 581 - 600              190     24,616,702       11.32           8.933       592        129,562          82.45     76.33     96.15
 601 - 620              233     30,247,571       13.91           8.712       610        129,818          83.29     76.55     95.39
 621 - 640              281     41,144,408       18.92           8.343       630        146,421          82.41     69.55     91.06
 641 - 660              218     32,962,038       15.16           8.252       649        151,202          81.99     56.65     92.57
 661 - 680              127     19,947,966        9.17           8.061       671        157,071          81.27     54.12     91.69
 681 - 700               73     11,672,801        5.37           7.931       691        159,901          81.93     45.13     91.17
 701 - 720               38      5,459,678        2.51           7.909       709        143,676          82.11     56.37     75.06
 721 - 740               35      4,561,825        2.10           7.944       731        130,338          80.89     50.26     78.81
 741 - 760                8      1,083,226        0.50           8.430       747        135,403          84.61     50.81    100.00
 761 - 780               11      1,506,561        0.69           8.238       772        136,960          81.98     35.28     78.10
 781 - 800                8        956,471        0.44           8.944       784        119,559          83.35     15.63    100.00
 801 - 820                5        904,553        0.42           7.090       810        180,911          79.55     82.10     85.42
                      -----   ------------      ------           -----       ---       --------          -----     -----    ------
   TOTAL:             1,469   $217,417,719      100.00%          8.597%      625       $148,004          81.59%    62.04%    92.31%
                      =====   ============      ======           =====       ===       ========          =====     =====    ======

                              DISTRIBUTION BY LIEN

                                         Pct. Of                                              Weighted
                                         Pool By     Weighted       Weighted        Avg.        Avg.                    Pct.
             Number of     Principal    Principal       Avg.          Avg.       Principal    Combined        Pct.      Owner
 Lien          Loans        Balance      Balance    Gross Coupon   Current FICO    Balance   Original LTV   Full Doc   Occupied
--------     ---------   ------------   ---------   -------------  ------------  ---------   ------------   --------   --------
 1               1,094   $202,798,134       93.28%         8.399%      623      $ 185,373          80.29%     61.06%     91.76%
 2                 375     14,619,585        6.72         11.339       641         38,986          99.73      75.60     100.00
                 -----   ------------      ------         ------       ---      ---------          -----      -----     ------
TOTAL:           1,469   $217,417,719      100.00%         8.597%      625      $ 148,004          81.59%     62.04%     92.31%
                 =====    ===========      ======         ======       ===      =========          =====      =====     ======

                             DISTRIBUTION BY LTV(1)

                                           Pct. Of                                              Weighted
                                           Pool By     Weighted       Weighted        Avg.        Avg.                    Pct.
               Number of     Principal    Principal       Avg.          Avg.       Principal    Combined        Pct.      Owner
   LTV           Loans        Balance      Balance    Gross Coupon   Current FICO    Balance   Original LTV   Full Doc   Occupied
------------   ---------     ----------   ---------   ------------   ------------  ---------   ------------   --------   --------
 50.00orless          11    $ 1,707,763        0.79%         8.580%       634       $155,251          42.41%     61.78%     88.30%
 50.01-55.00           6      1,153,464        0.53          7.274        650        192,244          53.80      67.17     100.00
 55.01-60.00          13      3,002,218        1.38          8.206        605        230,940          57.40      54.86      92.97
 60.01-65.00          22      4,146,465        1.91          9.801        588        188,476          64.26      22.91      87.42
 65.01-70.00          47     10,293,965        4.73          9.053        590        219,021          69.54      35.19      95.64
 70.01-75.00          51     10,404,039        4.79          8.987        596        204,001          74.28      39.53      86.22
 75.01-80.00         616    112,859,202       51.91          8.169        634        183,213          79.90      60.57      95.10
 80.01-85.00         132     22,917,574       10.54          8.591        608        173,618          84.66      72.74      92.67
 85.01-90.00         199     36,127,644       16.62          8.525        622        181,546          89.79      73.06      82.36
 90.01-95.00          12        649,907        0.30         10.580        661         54,159          94.77      86.45      51.84
95.01-100.00         360     14,155,477        6.51         11.332        641         39,321          99.94      75.81     100.00
                   -----   ------------      ------         ------        ---       --------          -----      -----     ------
   TOTAL:          1,469   $217,417,719      100.00%         8.597%       625       $148,004          81.59%     62.04%     92.31%
                   =====   ============      ======         ======        ===       ========          =====      =====     ======


(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY DOCUMENTATION

                                                                       Weighted                Weighted
                                         Pct. Of Pool                    Avg.        Avg.        Avg.                      Pct.
                Number of    Principal   By Principal   Weighted Avg.   Current    Principal    Combined        Pct.       Owner
Documentation    Loans        Balance       Balance     Gross Coupon     FICO       Balance    Original LTV   Full Doc   Occupied
-------------   ---------  ------------  ------------   -------------  --------    ---------   ------------   --------   --------
    Easy               13  $  2,869,846          1.32%          8.934%    577       $220,757          83.56%      0.00%      97.16%
    Full            1,009   134,880,412         62.04           8.295     623        133,677          82.80     100.00       92.05
   Stated             447    79,667,460         36.64           9.096     630        178,227          79.47       0.00       92.58
                    -----  ------------        ------           -----     ---       --------          -----     ------       -----
   TOTAL:           1,469  $217,417,719        100.00%          8.597%    625       $148,004          81.59%     62.04%      92.31%
                    =====  ============        ======           =====     ===       ========          =====     ======       =====

                             DISTRIBUTION BY PURPOSE

                                                                         Weighted                Weighted
                                           Pct. Of Pool                    Avg.        Avg.        Avg.                      Pct.
                  Number of    Principal   By Principal   Weighted Avg.  Current    Principal     Combined        Pct.       Owner
  Purpose           Loans       Balance       Balance     Gross Coupon     FICO      Balance     Original LTV   Full Doc   Occupied
----------------  ---------  ------------  ------------   -------------  --------    ---------   ------------   --------   --------
Home Improvement         33  $  7,404,122          3.41%          7.831%   635        $224,367          76.39%     57.24%     97.74%
    Purchase            788    84,554,106         38.89           8.724    629         107,302          83.93      71.25      89.29
    Rate Term            32     5,586,448          2.57           8.997    606         174,576          78.65      59.06      95.15
    Cashout             616   119,873,042         55.13           8.536    621         194,599          80.40      55.97      93.98
                      -----  ------------        ------           -----    ---        --------          -----      -----     ------
     TOTAL:           1,469  $217,417,719        100.00%          8.597%   625        $148,004          81.59%     62.04%    92.31%
                      =====  ============        ======           =====    ===        ========          =====      =====     ======

                            DISTRIBUTION BY OCCUPANCY

                                                Pct. Of    Weighted     Weighted                 Weighted
                                                Pool By       Avg.        Avg           Avg.        Avg.                    Pct.
                    Number of     Principal    Principal    Gross       Current      Principal    Combined        Pct.      Owner
Occupancy            Loans         Balance      Balance     Coupon        FICO        Balance    Original LTV   Full Doc   Occupied
------------        ---------     ---------    --------    --------     --------     ---------   ------------   --------   --------
Second Home                21   $  4,360,533       2.01%      8.425%      660         $207,644          80.59%     55.90%      0.00%
Non-Owner Occupied         87     12,354,257       5.68       9.055       634          142,003          83.18      67.03       0.00
Owner Occupied          1,361    200,702,929      92.31       8.573       623          147,467          81.52      61.86     100.00
                        -----   ------------     ------       -----       ---         --------          -----      -----     ------
TOTAL:                  1,469   $217,417,719     100.00%      8.597%      625         $148,004          81.59%     62.04%     92.31%
                        =====   ============     ======       =====       ===         ========          =====      =====     ======

                          DISTRIBUTION BY PROPERTY TYPE

                                              Pct. Of     Weighted     Weighted                  Weighted
                                              Pool By       Avg.         Avg          Avg.         Avg.                     Pct.
                  Number of     Principal    Principal     Gross       Current     Principal     Combined         Pct.      Owner
Property Type       Loans         Balance      Balance     Coupon        FICO        Balance    Original LTV    Full Doc   Occupied
-------------     ---------    -----------   ---------    --------    ---------     ---------   ------------    --------   --------
 Condominium            110   $ 14,352,487        6.60%      8.841%       634        $130,477           81.13%     57.98%     89.40%
 Four Family              2        687,255        0.32       8.144        635         343,628           80.00      12.22      87.78
Single Family         1,251    177,824,369       81.79       8.568        623         142,146           81.72      66.11      93.85
Three Family             16      5,316,307        2.45       8.644        611         332,269           78.78      13.41      94.13
 Two Family              90     19,237,300        8.85       8.689        634         213,748           81.57      42.64      79.92
                      -----   ------------      ------       -----        ---        --------           -----      -----      -----
   TOTAL:             1,469   $217,417,719      100.00%      8.597%       625        $148,004           81.59%     62.04%     92.31%
                      =====   ============      ======       =====        ===        ========           =====      =====      =====

[FREMENT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                              DISTRIBUTION BY STATE

                                                Pct. Of    Weighted     Weighted                 Weighted
                                                Pool By       Avg.         Avg.       Avg.          Avg.                      Pct.
                      Number of    Principal   Principal    Gross       Current    Principal      Combined        Pct.       Owner
     State              Loans       Balance     Balance     Coupon        FICO      Balance     Original LTV    Full Doc   Occupied
--------------------  ---------  ------------  ---------   --------     --------   ----------   ------------    --------   --------
       ARIZONA               54  $  6,866,369      3.16%      8.413%       648      $ 127,155         82.40%      63.12%     88.50%
      ARKANSAS                2        87,614      0.04      10.098        580         43,807          83.99     100.00     100.00
     CALIFORNIA             118    30,243,437     13.91       8.201        614        256,300          77.06      59.67      93.06
      COLORADO               28     3,317,214      1.53       8.280        619        118,472          84.42      91.56     100.00
     CONNECTICUT             18     2,855,072      1.31       8.305        632        158,615          82.64      73.12      95.75
      DELAWARE                2       424,037      0.20       8.843        588        212,019          69.20       0.00     100.00
DISTRICT OF COLUMBIA          5     1,020,071      0.47       7.823        665        204,014          83.76      75.31      74.77
       FLORIDA              209    28,015,259     12.89       8.613        628        134,044          80.37      60.08      92.82
       GEORGIA              108    10,906,690      5.02       8.736        622        100,988          85.06      86.57      85.88
       HAWAII                21     4,610,711      2.12       8.445        671        219,558          81.31      27.56      85.48
        IDAHO                 5       591,349      0.27       8.359        620        118,270          78.45      59.11      83.11
      ILLINOIS              124    18,292,630      8.41       8.970        630        147,521          82.99      51.73      91.56
       INDIANA               27     2,000,467      0.92       9.330        610         74,091          84.11      85.39      75.70
        IOWA                  2       233,846      0.11       9.217        647        116,923          90.00      26.91     100.00
       KANSAS                 1       170,919      0.08       8.650        557        170,919          90.00     100.00     100.00
      KENTUCKY                6       559,548      0.26       8.887        592         93,258          84.82      62.13     100.00
        MAINE                 2       141,913      0.07       8.565        631         70,956          84.00     100.00     100.00
      MARYLAND              107    18,776,692      8.64       8.597        628        175,483          82.38      60.15      89.91
    MASSACHUSETTS            42     8,622,311      3.97       8.637        618        205,293          82.28      53.41     100.00
      MICHIGAN               69     5,830,737      2.68       9.155        619         84,503          85.09      66.42      90.16
      MINNESOTA              33     3,947,461      1.82       8.230        637        119,620          83.61      89.27     100.00
      MISSOURI               17     1,953,232      0.90       9.102        593        114,896          84.05      57.69      79.37
      NEBRASKA                5       379,394      0.17       8.942        590         75,879          85.74     100.00     100.00
       NEVADA                21     3,358,313      1.54       8.287        620        159,920          86.16      87.63      84.88
    NEW HAMPSHIRE             7     1,116,299      0.51       8.770        622        159,471          86.27      68.20     100.00
     NEW JERSEY              51    11,525,103      5.30       9.053        615        225,982          81.55      35.47      95.74
     NEW MEXICO               1       112,991      0.05       9.200        619        112,991          85.00     100.00     100.00
      NEW YORK               74    17,358,853      7.98       8.379        627        234,579          80.89      46.33      94.42
   NORTH CAROLINA            47     4,303,916      1.98       8.997        600         91,573          83.84      83.19      92.30
        OHIO                 36     2,543,541      1.17       8.912        616         70,654          84.45      79.74      83.81
      OKLAHOMA                7       621,186      0.29       9.022        613         88,741          83.85      58.84     100.00
       OREGON                 9     1,006,789      0.46       8.435        653        111,865          82.51     100.00     100.00
    PENNSYLVANIA             29     2,899,042      1.33       9.104        619         99,967          79.90      77.62      94.33
    RHODE ISLAND              6       979,589      0.45       7.795        635        163,265          76.74      79.36     100.00
   SOUTH CAROLINA            13     1,425,986      0.66       8.591        612        109,691          84.72      74.18     100.00
      TENNESSEE              15     1,354,197      0.62       9.438        584         90,280          81.12      73.37      92.48
        TEXAS                23     2,813,368      1.29       8.512        649        122,320          81.36      59.68     100.00
        UTAH                 12     1,275,789      0.59       8.426        611        106,316          85.29     100.00     100.00
       VERMONT                1        87,959      0.04       9.800        537         87,959          72.13     100.00     100.00
      VIRGINIA               29     5,339,097      2.46       8.288        626        184,107          79.91      65.35      85.50
     WASHINGTON              33     4,478,698      2.06       8.075        635        135,718          82.52      96.80      96.28
    WEST VIRGINIA             2       390,905      0.18       7.898        606        195,453          81.61     100.00     100.00
      WISCONSIN              48     4,579,125      2.11       9.077        635         95,398          83.80      58.14      93.26
                          -----  ------------    ------       -----        ---      ---------          -----     ------     ------
       TOTAL:             1,469  $217,417,719    100.00%      8.597        625      $ 148,004          81.59%     62.04%     92.31%
                          =====  ============    ======       =====        ===      =========          =====     ======     ======

[FREMONT INVESTMENT & LOAN LOGO]                FREMONT HOME LOAN TRUST 2006-B

                               DISTRIBUTION BY ZIP

                                          Pct. Of       Weighted     Weighted                 Weighted
                                          Pool By         Avg.         Avg.       Avg.           Avg.                       Pct.
            Number of     Principal      Principal       Gross       Current    Principal      Combined        Pct.        Owner
 Zip          Loans        Balance        Balance        Coupon        FICO      Balance     Original LTV    Full Doc    Occupied
-----       ---------    ------------    ---------      --------     --------   ---------    ------------    --------    --------
11221             3      $  1,673,773         0.77%        7.836%       633      $557,924           81.84%      36.75%     100.00%
20774             6         1,639,620         0.75         8.222        653       273,270           80.81       21.43       78.57
96740             5         1,574,544         0.72         8.334        672       314,909           82.66       34.86      100.00
60651             5         1,248,559         0.57         8.531        637       249,712           88.28       68.75       44.92
20748             5         1,128,695         0.52         8.279        610       225,739           82.10       76.09      100.00
91387             2         1,018,117         0.47         7.379        644       509,058           70.73       40.74      100.00
20735             4           947,630         0.44         9.348        579       236,907           78.95       33.55      100.00
20747             4           841,751         0.39         8.147        609       210,438           82.84      100.00      100.00
20744             3           809,509         0.37         9.294        585       269,836           77.51       63.27      100.00
06114             6           807,861         0.37         8.190        619       134,643           82.33       79.91      100.00
Other         1,426       205,727,661        94.62         8.614        624       144,269           81.62       62.66       92.38
              -----      ------------       ------         -----        ---      --------           -----      ------      ------
TOTAL:        1,469      $217,417,719       100.00%        8.597%       625      $148,004           81.59%      62.04%      92.31%
              =====      ============       ======         =====        ===      ========           =====      ======      ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                          Pct. Of       Weighted     Weighted                 Weighted
Remaining                                 Pool By         Avg.         Avg.       Avg.           Avg.                      Pct.
Months To    Number of    Principal      Principal       Gross       Current    Principal      Combined        Pct.        Owner
Maturity       Loans       Balance        Balance        Coupon        FICO      Balance     Original LTV    Full Doc     Occupied
---------    ---------  ------------     ---------      --------     --------   ---------    ------------    --------     --------
 61 - 120           6   $    408,001         0.19%        9.414%        667     $  68,000           85.75%      30.19%        30.19%
121 - 180          64      1,668,002         0.77        10.660         634        26,063           89.13       81.96        100.00
181 - 240           7        456,447         0.21         8.839         681        65,207           74.49       30.51        100.00
241 - 360       1,392    214,885,268        98.84         8.579         624       154,372           81.54       62.01         92.35
                -----   ------------       ------         -----         ---     ---------           -----       -----        ------
  TOTAL:        1,469   $217,417,719       100.00%        8.597%        625     $ 148,004           81.59%      62.04%        92.31%
                =====   ============       ======         =====         ===     =========           =====       =====        ======

                             DISTRIBUTION BY PRODUCT

                                                   Pct. Of     Weighted    Weighted               Weighted
                                                   Pool By       Avg.        Avg.       Avg.         Avg.                    Pct.
                          Number of    Principal   Principal     Gross     Current    Principal    Combined       Pct.       Owner
        Product             Loans      Balance      Balance      Coupon      FICO      Balance    Original LTV   Full Doc  Occupied
------------------------  ---------  ------------  ---------   --------    --------   ---------   ------------   --------  --------
2/28 6 MO LIBOR                532   $ 87,997,182     40.47%      8.860%     609       $165,408          81.41%     54.99%    89.73%
2/28 6 MO LIBOR 40/30
  Balloon                      332     70,736,015     32.53       8.328      625        213,060          80.12      54.79     91.72
2/28 6 MO LIBOR IO              74     16,000,773      7.36       7.596      636        216,227          80.97      97.10    100.00
3/27 6 MO LIBOR                  9        958,963      0.44       8.986      624        106,551          80.61      54.39     85.14
3/27 6 MO LIBOR 40/30
  Balloon                        4        641,212      0.29       7.804      637        160,303          80.00     100.00     89.41
5/25 6 MO LIBOR                  1         67,853      0.03       9.350      591         67,853          80.00     100.00    100.00
5/25 6 MO LIBOR 40/30
  Balloon                        1        130,852      0.06       9.050      644        130,852          80.00       0.00    100.00
Fixed Rate                     481     33,658,399     15.48       9.196      651         69,976          86.96      74.05     96.59
Fixed Rate 40/30 Balloon        35      7,226,470      3.32       7.453      655        206,471          75.03      83.65     93.55
                             -----   ------------    ------       -----      ---       --------          -----      -----     -----
    TOTAL:                   1,469   $217,417,719    100.00%      8.597%     625       $148,004          81.59%     62.04%    92.31%
                             =====   ============    ======       =====      ===       ========          =====      ======    =====

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

                                                   Pct. Of     Weighted   Weighted              Weighted
                                                   Pool By       Avg.        Avg.       Avg.      Avg.                      Pct.
Prepayment Penalty    Number of    Principal      Principal     Gross      Current   Principal    Combined       Pct.      Owner
      Term              Loans       Balance        Balance     Coupon      FICO      Balance    Original LTV    Full Doc  Occupied
------------------    ---------    ---------      ---------    --------   --------   ---------   ------------   --------  --------
      N/A                   647    $ 99,681,566       45.85%     8.817%      623      $154,067        82.44%       54.88%     92.73%
       12                    52       9,722,947        4.47      8.188       637       186,980        78.89        63.62      93.48
       24                   589      81,442,195       37.46      8.586       621       138,272        81.74        66.69      90.94
       30                     1         173,945        0.08      7.650       627       173,945        80.00       100.00     100.00
       36                   180      26,397,065       12.14      7.958       635       146,650        78.95        73.86      94.47
                          -----    ------------      ------      -----       ---      --------        -----       ------     ------
     TOTAL:               1,469    $217,417,719      100.00%     8.597%      625      $148,004        81.59%       62.04%     92.31%
                          =====    ============      ======      =====       ===      ========        =====       ======     ======

[FREMONT INVESTMENT & LOAN LOGO]               FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY ORIGINAL TERM

                                            Pct. Of     Weighted     Weighted                Weighted
                                            Pool By        Avg.         Avg.       Avg.         Avg.                       Pct.
                Number of    Principal     Principal     Gross       Current    Principal     Combined        Pct.        Owner
Original Term     Loans       Balance       Balance      Coupon        FICO      Balance    Original LTV    Full Doc    Occupied
-------------   ---------   ------------   ---------    --------    --------    ---------   ------------    --------    --------
     120                6   $    408,001        0.19%      9.414%       667      $ 68,000         85.75%      30.19%       30.19%
     180               64      1,668,002        0.77      10.660        634        26,063         89.13       81.96       100.00
     240                7        456,447        0.21       8.839        681        65,207         74.49       30.51       100.00
     360            1,392    214,885,268       98.84       8.579        624       154,372         81.54       62.01        92.35
                    -----   ------------      ------       -----        ---      --------         -----       -----       ------
    TOTAL:          1,469   $217,417,719      100.00%      8.597%       625      $148,004         81.59%      62.04%       92.31%
                    =====   ============      ======       =====        ===      ========         =====       =====       ======

                            DISTRIBUTION BY RATE TYPE

                                         Pct. Of     Weighted     Weighted                 Weighted
                                         Pool By       Avg.         Avg.       Avg.          Avg.                       Pct.
             Number of    Principal     Principal     Gross       Current    Principal     Combined        Pct.        Owner
Rate Type      Loans       Balance       Balance      Coupon        FICO      Balance    Original LTV    Full Doc     Occupied
----------   ---------   ------------   ---------    --------     --------   ---------   ------------    --------     --------
    ARM            953   $176,532,850      81.20%       8.530%      618      $ 185,239         80.84%       58.86%       91.45%
Fixed Rate         516     40,884,869      18.80        8.888       652         79,234         84.85        75.74        96.06
                 -----   ------------     ------        -----       ---      ---------         -----        -----        -----
   TOTAL:        1,469   $217,417,719     100.00%       8.597%      625      $ 148,004         81.59%       62.04%       92.31%
                 =====   ============     ======        =====       ===      =========         =====        =====        =====

                           DISTRIBUTION BY DEBT RATIO

                                             Pct. Of     Weighted     Weighted                 Weighted
                                             Pool By       Avg.         Avg.       Avg.          Avg.                       Pct.
                 Number of    Principal     Principal     Gross       Current    Principal     Combined        Pct.        Owner
Dabt Ratio         Loans       Balance       Balance      Coupon        FICO      Balance    Original LTV    Full Doc     Occupied
-------------    ---------   ------------   ---------    --------     --------   ---------   ------------    --------     --------
0.01 - 20.00          33     $  5,742,825       2.64%      8.266%        632     $ 174,025          78.62%      88.15%      73.06%
20.01 - 25.00         35        5,638,399        2.59       8.499        616       161,097          81.02       68.87       84.51
25.01 - 30.00         45        4,529,081        2.08       8.738        627       100,646          81.36       64.01       83.39
30.01 - 35.00        100       14,311,058        6.58       8.570        624       143,111          80.64       66.22       89.55
35.01 - 40.00        161       21,744,489       10.00       8.675        634       135,059          81.01       55.87       93.40
40.01 - 45.00        356       48,819,965       22.45       8.798        626       137,135          81.42       59.12       92.79
45.01 - 50.00        547       79,156,768       36.41       8.481        630       144,711          82.61       62.91       94.87
50.01 - 55.00        191       37,411,483       17.21       8.592        606       195,872          80.95       60.64       91.90
55.01 - 60.00          1           63,650        0.03       9.250        572        63,650          85.00      100.00      100.00
                   -----     ------------      ------       -----        ---     ---------          -----      ------      ------
   TOTAL:          1,469     $217,417,719      100.00%      8.597%       625     $ 148,004          81.59%      62.04%      92.31%
                   =====     ============      ======       =====        ===     =========          =====      ======      ======

                       DISTRIBUTION BY INTEREST ONLY FLAG

                                                Pct. Of     Weighted    Weighted                 Weighted
                                                 Pool By       Avg.       Avg.       Avg.          Avg.                      Pct.
                    Number of     Principal     Principal     Gross     Current    Principal     Combined        Pct.       Owner
Interest Only Flag    Loans        Balance       Balance      Coupon      FICO      Balance    Original LTV    Full Doc    Occupied
------------------  ---------   -------------   ---------    --------   --------   ---------   ------------    --------    --------
 Interest Only             74   $  16,000,773        7.36%     7.596%      636     $ 216,227          80.97%      97.10%     100.00%
Not Interest Only       1,395     201,416,946       92.64      8.676       624       144,385          81.64       59.25       91.70
                        -----   -------------      ------      -----       ---     ---------          -----       -----      ------
    TOTAL:              1,469   $ 217,417,719      100.00%     8.597%      625     $ 148,004          81.59%      62.04%      92.31%
                        =====   =============      ======      =====       ===     =========          =====       =====      ======

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                Pct. Of      Weighted   Weighted                Weighted
                                                 Pool By       Avg.       Avg.       Avg.          Avg.                      Pct.
                    Number of     Principal     Principal     Gross     Current    Principal     Combined        Pct.       Owner
Interest Only Term    Loans        Balance       Balance      Coupon      FICO      Balance    Original LTV    Full Doc    Occupied
------------------  ---------   -------------   ---------    ---------  --------   ---------   ------------    --------    --------
     0                  1,395   $ 201,416,946      92.64%      8.676%      624     $ 144,385         81.64%       59.25%      91.70%
    60                     74      16,000,773       7.36       7.596       636       216,227         80.97        97.10      100.00
                        -----   -------------     ------       -----       ---     ---------         -----        -----      ------
   TOTAL:               1,469   $ 217,417,719     100.00%      8.597%      625     $ 148,004         81.59%       62.04%      92.31%
                        =====   =============     ======       =====       ===     =========         =====        =====      ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY GROSS MARGIN

                                            Pct. Of     Weighted   Weighted                  Weighted
                                            Pool By       Avg.       Avg.       Avg.           Avg.                       Pct.
                 Number of    Principal    Principal     Gross     Current    Principal      Combined        Pct.        Owner
Gross Margin       Loans       Balance      Balance      Coupon      FICO      Balance     Original LTV    Full Doc     Occupied
-------------    ---------  ------------   ---------    --------   --------   ---------    ------------    --------     --------
4.001 - 5.000          75   $ 17,005,502       9.63%      7.005%     654      $ 226,740         79.93%       92.82%       100.00%
5.001 - 6.000         301     59,639,911      33.78       7.881      634        198,139         80.66        72.96         95.83
6.001 - 7.000         577     99,887,436      56.58       9.177      603        173,115         81.10        44.67         87.37
                      ---   ------------     ------       -----      ---      ---------         -----        -----        ------
   TOTAL:             953   $176,532,850     100.00%      8.530%     618      $ 185,239         80.84%       58.86%        91.45%
                      ===   ============     ======       =====      ===      =========         =====        =====        ======

                      DISTRIBUTION BY MINIMUM INTEREST RATE

                                            Pct. Of     Weighted   Weighted                  Weighted
                                            Pool By       Avg.       Avg.       Avg.           Avg.                       Pct.
Minimum Interest  Number of   Principal    Principal     Gross     Current    Principal      Combined        Pct.        Owner
     Rate          Loans       Balance      Balance      Coupon      FICO      Balance     Original LTV    Full Doc     Occupied
---------------  ---------   ------------  ---------    --------   --------   ---------    ------------    --------     --------
 6.001 -  7.000        49    $ 11,318,627       6.41%     6.784%     660       $230,992          79.72%     100.00%      100.00%
 7.001 -  8.000       259      51,816,578      29.35      7.647      635        200,064          80.33       82.93        96.02
 8.001 -  9.000       325      63,198,078      35.80      8.559      626        194,456          82.67       50.74        88.44
 9.001 - 10.000       232      38,127,822      21.60      9.477      586        164,344          80.60       37.95        93.43
10.001 - 11.000        66       9,064,268       5.13     10.428      568        137,337          77.47       24.06        68.11
11.001 - 12.000        12       1,213,534       0.69     11.401      553        101,128          73.62       20.09        84.46
12.001 - 13.000         9       1,738,096       0.98     12.252      581        193,122          65.26       38.04        94.75
13.001 - 14.000         1          55,847       0.03     13.950      528         55,847          65.00        0.00         0.00
                      ---    ------------     ------     ------      ---       --------          -----      ------       ------
    TOTAL:            953    $176,532,850     100.00%     8.530%     618       $185,239          80.84%      58.86%       91.45%
                      ===    ============     ======     ======      ===       ========          =====      ======       ======

                      DISTRIBUTION BY MAXIMUM INTEREST RATE

                                              Pct. Of     Weighted    Weighted                  Weighted
                                              Pool By       Avg.        Avg.       Avg.           Avg.                       Pct.
Maximum Interest   Number of    Principal    Principal     Gross      Current    Principal      Combined        Pct.        Owner
     Rate            Loans       Balance      Balance      Coupon       FICO      Balance     Original LTV    Full Doc     Occupied
----------------   ---------  ------------   ---------    --------    --------   ---------    ------------    --------     --------
 12.001 - 13.000         49   $ 11,318,627       6.41%      6.784%      660       $230,992          79.72%     100.00%      100.00%
 13.001 - 14.000        259     51,816,578      29.35       7.647       635        200,064          80.33       82.93        96.02
 14.001 - 15.000        324     63,063,112      35.72       8.559       626        194,639          82.73       50.63        88.41
 15.001 - 16.000        232     38,127,822      21.60       9.477       586        164,344          80.60       37.95        93.43
 16.001 - 17.000         67      9,199,234       5.21      10.399       568        137,302          77.12       25.17        68.57
 17.001 - 18.000         12      1,213,534       0.69      11.401       553        101,128          73.62       20.09        84.46
 18.001 - 19.000          9      1,738,096       0.98      12.252       581        193,122          65.26       38.04        94.75
 19.001 - 20.000          1         55,847       0.03      13.950       528         55,847          65.00        0.00         0.00
                        ---   ------------     ------      ------       ---       --------          -----      ------       ------
      TOTAL:            953   $176,532,850     100.00%      8.530%      618       $185,239          80.84%      58.86%       91.45%
                        ===   ============     ======      ======       ===       ========          =====      ======       ======

                    DISTRIBUTION BY INITIAL PERIODIC RATE CAP

                                              Pct. Of     Weighted    Weighted                  Weighted
                                              Pool By       Avg.        Avg.       Avg.           Avg.                       Pct.
Initial Periodic   Number of    Principal    Principal     Gross      Current    Principal      Combined        Pct.        Owner
    Rate Cap         Loans       Balance      Balance      Coupon       FICO      Balance     Original LTV    Full Doc     Occupied
----------------   ---------  ------------   ---------    --------    --------   ---------    ------------    --------     --------
     2.000              257   $ 45,478,857      25.76%      8.852%      600      $ 176,961          81.53%      56.10%       82.40%
     3.000              696    131,053,993      74.24       8.418       624        188,296          80.60       59.82        94.58
                        ---   ------------     ------       -----       ---      ---------          -----       -----        -----
     TOTAL:             953   $176,532,850     100.00%      8.530%      618      $ 185,239          80.84%      58.86%       91.45%
                        ===   ============     ======       =====       ===      =========          =====       =====        =====

                  DISTRIBUTION BY SUBSEQUENT PERIODIC RATE CAP

                                                 Pct. Of    Weighted   Weighted                 Weighted
                                                 Pool By      Avg.       Avg.       Avg.          Avg.                       Pct.
Subsequent Periodic   Number of    Principal    Principal    Gross     Current   Principal      Combined        Pct.         Owner
     Rate Cap           Loans       Balance      Balance     Coupon      FICO     Balance     Original LTV    Full Doc     Occupied
-------------------   ---------   ------------  ---------   --------   --------  ---------    ------------    --------     --------
      1.500                953    $176,532,850    100.00%    8.530%      618      $185,239          80.84%      58.86%       91.45%
                           ---    ------------    ------     -----       ---      --------          -----       -----        -----
      TOTAL:               953    $176,532,850    100.00%    8.530%      618      $185,239          80.84%      58.86%       91.45%
                           ===    ============    ======     =====       ===      ========          =====       =====        =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                      DISTRIBUTION BY NEXT RATE CHANGE DATE

                                                  Pct. Of    Weighted   Weighted                 Weighted
                                                  Pool By      Avg.       Avg.       Avg.          Avg.                      Pct.
Next rate Change      Number of     Principal    Principal    Gross     Current   Principal      Combined        Pct.       Owner
      Date              Loans        Balance      Balance    Coupon       FICO     Balance     Original LTV    Full Doc    Occupied
----------------      ---------   ------------   ---------   --------   --------  ---------    ------------    --------    --------
    1/1/2008                  1   $    145,816       0.08%     8.900%      639     $145,816           80.00%      0.00%       0.00%
    2/1/2008                  3        318,311       0.18      9.083       596      106,104           81.66      31.00      100.00
    3/1/2008                 17      2,351,931       1.33      9.194       600      138,349           83.15      40.77       41.74
    4/1/2008                 70     13,095,259       7.42      8.798       596      187,075           79.44      46.96       88.18
    5/1/2008                156     28,477,511      16.13      8.759       606      182,548           82.76      63.13       81.94
    6/1/2008                213     40,141,558      22.74      8.432       624      188,458           80.91      61.10       94.53
    7/1/2008                478     90,203,583      51.10      8.441       623      188,710           80.35      58.72       95.02
    3/1/2009                  2        142,485       0.08      9.980       680       71,242           85.23     100.00        0.00
    4/1/2009                  1         60,042       0.03     11.740       589       60,042           70.00       0.00      100.00
    5/1/2009                  2        307,807       0.17      9.321       576      153,904           80.00     100.00       77.94
    6/1/2009                  2        259,756       0.15      7.349       694      129,878           80.00      67.70      100.00
    7/1/2009                  6        830,085       0.47      8.091       623      138,347           80.53      64.65      100.00
    4/1/2011                  1         67,853       0.04      9.350       591       67,853           80.00     100.00      100.00
    7/1/2011                  1        130,852       0.07      9.050       644      130,852           80.00       0.00      100.00
                            ---   ------------     ------     ------       ---     --------           -----     ------      ------
     TOTAL:                 953   $176,532,850     100.00%     8.530%      618     $185,239           80.84%     58.86%      91.45%
                            ===   ============     ======     ======       ===     ========           =====     ======      ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

                                UBS INVESTMENT BANK

ABS BANKING
   Paul Scialabba                              (212) 713-9832
   Patrick Fitzsimonds                         (212) 713-6271
   Michael Zentz                               (212) 713-6099
   Sharmeen Khan                               (212) 713-6252

Structuring/Collateral
   Michael Leung                               (212) 713-8661
   Verdi Contente                              (212) 713-2713
   John Fernandez                              (212) 713-8859
   Brian Kramer                                (212) 713-1040

TRADING/SYNDICATE
   Jack McCleary                               (212) 713-4330
   Rick Onkey                                  (212) 713-4002
   Joe Ruttle                                  (212) 713-2252
   Michael Boyle                               (212) 713-4129

                                 RATING AGENCIES

MOODY'S
   Todd Swanson                         (415) 274-1714
                                        todd.swanson@moodys.com
STANDARD & POOR'S
   Leo Yioupis                          (212) 438-1261
                                        leo_yioupis@standardandpoors.com
FITCH
   Rachel Brach                         (212) 908-0224
                                        rachel.brach@fitchratings.com
DBRS
   Quincy Tang                          (212) 806-3256
                                        qtang@dbrs.com